Exhibit (99)(b)

WACHOVIA SECOND QUARTER 2006

QUARTERLY EARNINGS REPORT

JULY 20, 2006

TABLE OF CONTENTS

Second Quarter 2006 Financial Highlights	1

Earnings Reconciliation	2

Summary Results	2

Other Financial Measures	3

Loan and Deposit Growth	4

Fee and Other Income	5

Noninterest Expense	6

General Bank	7

Capital Management	8

Wealth Management	9

Corporate and Investment Bank	10

Asset Quality	11

2006 Full-Year Outlook*	12

Appendix	13-32

Explanation of Our Use and Reconciliation of Certain Non-GAAP Financial Measures	33-37

Cautionary Statement	38

Additional Information	39

READERS ARE ENCOURAGED TO REFER TO WACHOVIA’S RESULTS FOR THE QUARTER ENDED MARCH 31, 2006, PRESENTED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”), WHICH MAY BE FOUND IN WACHOVIA’S FIRST QUARTER 2006 REPORT ON FORM 10-Q.

ALL NARRATIVE COMPARISONS ARE WITH FIRST QUARTER 2006 UNLESS OTHERWISE NOTED.

THE INFORMATION CONTAINED HEREIN INCLUDES CERTAIN NON-GAAP FINANCIAL MEASURES. PLEASE REFER TO PAGES 33-37 FOR AN IMPORTANT EXPLANATION OF OUR USE OF NON-GAAP MEASURES AND RECONCILIATION OF THOSE NON-GAAP MEASURES TO GAAP.

Wachovia 2Q06 Quarterly Earnings Report

Second Quarter 2006 Financial Highlights

VERSUS 1Q06

•	Record earnings of $1.9 billion, up 9% and up 14% from 2Q05

•	EPS of $1.17 grew 7% and grew 13% from 2Q05

•	Excluding $0.01 per share of net merger-related and restructuring expenses, record EPS of $1.18 up 5% and up 10% from 2Q05

Segment Earnings
	vs. 1Q06	vs. 2Q05
General Bank	+6%	+21%
Capital Management	+7%	+34%
Wealth Management	+2%	-9%
Corporate & Investment Bank	+1%	+47%

•	Record revenues up 3%; up 14% from 2Q05

•	Net interest income rose 4%; net interest margin narrowed 3 bps reflecting lower spread earning asset growth and yield curve environment

•	Fee and other income of $3.6 billion increased 2% on strong principal investing gains, consumer service charge growth and interchange income

•	Other noninterest expense increased $60 million or 1%

•	Includes the full quarter effect of the Westcorp merger and $30 million relating to efficiency initiative spending

•	Results reflect $89 million lower SFAS 123R costs, primarily retirement-eligible employee stock compensation expense

•	Average loans up 6% with strength in both consumer and commercial; up 23% from 2Q05

	Average Loans			Loan Growth
($ in millions)	2Q06	1Q06	2Q05	vs. 1Q06	vs. 2Q05
Reported Loans	$275,265	260,574	223,881	6%	23%
Less: Westcorp Loans	(13,981)	(4,702)
Plus: Home equity line transfer [1]			12,549
Adjusted Ending Balance	$261,284	255,872	236,430	2%	11%

[1]	Represents balance as of December 31, 2005

•	Average core deposits were relatively stable, up $1.4 billion; up $16.3 billion, or 6% from 2Q05

•	Driven by General Bank growth of $3.3 billion, or 2%, including $1.5 billion effect of Westcorp

•	Nonperforming assets declined 8% to a record low 25 bps of loans

•	Net charge-offs were $51 million or 8 bps of average loans

•	Provision of $59 million

•	Repurchased 26.7 million shares during the quarter

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Wachovia 2Q06 Quarterly Earnings Report

Earnings Reconciliation

Earnings Reconciliation

	2006				2005						2Q06 EPS
	Second Quarter		First Quarter		Fourth Quarter		Third Quarter		Second Quarter		vs 1Q06	vs 2Q05
(After-tax in millions, except per share data)	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS
Net income (GAAP)	$1,885	1.17	1,728	1.09	1,707	1.09	1,665	1.06	1,650	1.04	7%	13
Net merger-related and restructuring expenses	15	0.01	46	0.03	37	0.02	51	0.03	48	0.03	(67)	(67)

Earnings excluding merger-related and restructuring expenses	1,900	1.18	1,774	1.12	1,744	1.11	1,716	1.09	1,698	1.07	5	10
Discontinued operations, net of income taxes	—	—	—	—	(214)	(0.14)	—	—	—	—

Earnings excluding merger-related and restructuring expenses, and discontinued operations	1,900	1.18	1,774	1.12	1,530	0.97	1,716	1.09	1,698	1.07	5	10
Deposit base and other intangible amortization	64	0.04	59	0.04	57	0.04	63	0.04	69	0.04	—	—

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	$1,964	1.22	1,833	1.16	1,587	1.01	1,779	1.13	1,767	1.11	5%	10

KEY POINTS

•	Expect remaining existing amortization of intangibles (not including the effect of Golden West) for 2006: 3Q06 $0.04; 4Q06 $0.03; calculated using 2Q06 average diluted shares outstanding of 1,613 million

Summary Results

Earnings Summary

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(In millions, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Net interest income (Tax-equivalent)	$3,675	3,539	3,575	3,440	3,411	4%	8
Fee and other income	3,583	3,517	2,989	3,258	2,977	2	20

Total revenue (Tax-equivalent)	7,258	7,056	6,564	6,698	6,388	3	14
Provision for credit losses	59	61	81	82	50	(3)	18
Other noninterest expense	4,139	4,079	4,032	3,820	3,591	1	15
Merger-related and restructuring expenses	24	68	58	83	90	(65)	(73)
Other intangible amortization	98	92	93	101	107	7	(8)

Total noninterest expense	4,261	4,239	4,183	4,004	3,788	1	12
Minority interest in income of consolidated subsidiaries	90	95	103	104	71	(5)	27

Income from continuing operations before income taxes (Tax-equivalent)	2,848	2,661	2,197	2,508	2,479	7	15
Income taxes (Tax-equivalent)	963	933	704	843	829	3	16

Income from continuing operations	1,885	1,728	1,493	1,665	1,650	9	14
Discontinued operations, net of income taxes	—	—	214	—	—	—	—

Net income	$1,885	1,728	1,707	1,665	1,650	9%	14

Diluted earnings per common share from continuing operations	$1.17	1.09	0.95	1.06	1.04	7%	13
Diluted earnings per common share available to common stockholders	$1.17	1.09	1.09	1.06	1.04	7%	13
Dividend payout ratio on common shares	43.59%	46.79	46.79	48.11	44.23	—	—
Return on average common stockholders’ equity	15.41	14.62	14.60	13.95	14.04	—	—
Return on average assets	1.39	1.34	1.30	1.29	1.31	—	—
Overhead efficiency ratio (Tax-equivalent)	58.71%	60.07	63.72	59.78	59.29	—	—
Operating leverage (Tax-equivalent)	$180	436	(312)	92	5	(59)%	—

KEY POINTS

•	Net interest income grew $136 million, or 4%, driven by the full quarter effect of the Westcorp transaction; up 8% from 2Q05

(See Appendix, pages 13 - 18 for further detail)

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Wachovia 2Q06 Quarterly Earnings Report

Other Financial Measures

Performance Highlights

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(Dollars in millions, except per share data)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Earnings excluding merger-related and restructuring expenses, and discontinued operations (a)(b)
Net income	$1,900	1,774	1,530	1,716	1,698	7%	12
Return on average assets	1.40%	1.38	1.17	1.33	1.35	—	—
Return on average common stockholders’ equity	15.52	15.01	13.05	14.36	14.43	—	—
Overhead efficiency ratio (Tax-equivalent)	58.39	59.10	62.84	58.55	57.87	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	54.48%	54.79	59.08	54.08	52.89	—	—
Operating leverage (Tax-equivalent)	$135	446	(337)	84	35	(70)%	—

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations (a)(b)
Net income	$1,964	1,833	1,587	1,779	1,767	7%	11
Dividend payout ratio on common shares	41.80%	43.97	50.50	45.13	41.44	—	—
Return on average tangible assets	1.52	1.49	1.27	1.45	1.48	—	—
Return on average tangible common stockholders’ equity	32.63	30.64	27.11	29.14	29.50	—	—
Overhead efficiency ratio (Tax-equivalent)	57.03	57.81	61.41	57.06	56.19	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	52.86%	53.24	57.36	52.30	50.88	—	—
Operating leverage (Tax-equivalent)	$142	444	(343)	77	27	(68)%	—

Other financial data
Net interest margin	3.18%	3.21	3.25	3.18	3.23	—	—
Fee and other income as % of total revenue	49.37	49.84	45.55	48.63	46.60	—	—
Effective tax rate (c)	33.05	33.84	34.10	32.21	32.02	—	—
Effective tax rate (Tax-equivalent) (c) (d)	33.84%	35.06	35.39	33.63	33.50	—	—

Asset quality
Allowance for loan losses as % of loans, net	1.07%	1.08	1.05	1.13	1.18	—	—
Allowance for loan losses as % of nonperforming assets	421	389	378	303	284	—	—
Allowance for credit losses as % of loans, net	1.13	1.14	1.11	1.20	1.25	—	—
Net charge-offs as % of average loans, net	0.08	0.09	0.09	0.10	0.09	—	—
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	0.25%	0.28	0.28	0.37	0.44	—	—

Capital adequacy
Tier 1 capital ratio (e)	7.77%	7.87	7.50	7.42	7.85	—	—
Tangible capital ratio (including FAS 115/133)	4.52	4.80	4.93	4.64	5.05	—	—
Tangible capital ratio (excluding FAS 115/133)	4.96	5.08	5.06	4.69	4.93	—	—
Leverage ratio (e)	6.57%	6.86	6.12	5.96	6.10	—	—

Other
Average diluted common shares (In millions)	1,613	1,586	1,570	1,575	1,591	2%	1
Actual common shares (In millions)	1,589	1,608	1,557	1,553	1,577	(1)	1
Dividends paid per common share	$0.51	0.51	0.51	0.51	0.46	—	11
Book value per common share	30.75	30.95	30.55	30.10	30.37	(1)	1
Common stock price	54.08	56.05	52.86	47.59	49.60	(4)	9
Market capitalization	$85,960	90,156	82,291	73,930	78,236	(5)	10
Common stock price to book value	176%	181	173	158	163	(3)	8
FTE employees	97,316	97,134	93,980	92,907	93,385	—	4
Total financial centers/brokerage offices	3,847	3,889	3,850	3,840	3,825	(1)	1
ATMs	5,134	5,179	5,119	5,119	5,089	(1)%	1

(a)	See tables on page 2, and on pages 33 through 37 for reconciliation to earnings prepared in accordance with GAAP.
(b)	See page 2 for the most directly comparable GAAP financial measure and pages 33 through 37 for reconciliation to earnings prepared in accordance with GAAP.
(c)	4Q05 includes taxes on discontinued operations

(d)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.
(e)	The second quarter of 2006 is based on estimates.

KEY POINTS

•	Cash overhead efficiency ratio declined 78 bps to 57.03% reflecting the full-quarter effect of the Westcorp transaction

•	Net interest margin decreased 3 bps to 3.18% largely reflecting growth in lower spread assets which more than offset the impact of Westcorp

•	Effective tax rate decreased to 33.84% reflecting favorable resolution of a tax matter

•	Average diluted shares include the incremental 51 million average effect of shares issued in Westcorp merger, the 7 million share effect of employee stock option and restricted share activity, offset by repurchases

•	Repurchased 26.7 million shares during the quarter at an average cost of $54.85 per share

(See Appendix, pages 13 - 18 for further detail)

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Wachovia 2Q06 Quarterly Earnings Report

Loan and Deposit Growth

Average Balance Sheet Data

(In millions)	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Assets
Trading assets	$29,252	27,240	34,461	33,720	31,879	7%	(8)
Securities	124,102	117,944	115,557	114,902	115,006	5	8
Commercial loans, net
General Bank	89,038	86,013	83,680	80,969	80,545	4	11
Corporate and Investment Bank	43,772	42,893	41,513	38,780	37,813	2	16
Other	13,531	13,563	13,168	12,888	12,837	—	5

Total commercial loans, net	146,341	142,469	138,361	132,637	131,195	3	12
Consumer loans, net	128,924	118,105	99,121	96,323	92,686	9	39

Total loans, net	275,265	260,574	237,482	228,960	223,881	6	23

Loans held for sale	9,320	8,274	17,646	16,567	14,024	13	(34)
Other earning assets (a)	25,293	28,495	34,058	37,197	37,744	(11)	(33)

Total earning assets	463,232	442,527	439,204	431,346	422,534	5	10
Cash	12,055	12,762	12,770	12,277	12,389	(6)	(3)
Other assets	68,325	66,920	68,408	67,944	68,438	2	—

Total assets	$543,612	522,209	520,382	511,567	503,361	4%	8

Liabilities and Stockholders’ Equity
Core interest-bearing deposits	$226,140	225,724	223,484	217,770	213,167	—%	6
Foreign and other time deposits	36,300	32,616	32,323	25,623	21,856	11	66

Total interest-bearing deposits	262,440	258,340	255,807	243,393	235,023	2	12
Short-term borrowings	69,069	70,014	79,363	84,601	84,691	(1)	(18)
Long-term debt	71,725	56,052	47,804	47,788	48,114	28	49

Total interest-bearing liabilities	403,234	384,406	382,974	375,782	367,828	5	10
Noninterest-bearing deposits	65,498	64,490	64,018	62,978	62,171	2	5
Other liabilities	25,817	25,387	26,983	25,479	26,248	2	(2)

Total liabilities	494,549	474,283	473,975	464,239	456,247	4	8
Stockholders’ equity	49,063	47,926	46,407	47,328	47,114	2	4

Total liabilities and stockholders’ equity	$543,612	522,209	520,382	511,567	503,361	4%	8

___________ (a) Includes interest-bearing bank balances, federal funds sold and securities purchased under resale agreements.

Memoranda
Low-cost core deposits	$243,249	243,905	243,953	239,685	237,274	—%	3
Other core deposits	48,389	46,309	43,549	41,063	38,064	4	27

Total core deposits	$291,638	290,214	287,502	280,748	275,338	—%	6

KEY POINTS

•	Trading assets increased $2.0 billion, or 7%, driven by growth in CDO warehouse and syndication activity

•	Average VAR of $17 million remained relatively stable

•	Securities increased $6.2 billion, or 5%, from 1Q06

•	Driven by $2.5 billion mortgage loan wrap and full quarter impact of 1Q06 purchases associated with increased retail CD funding

•	Average duration of investment securities increased to 4.2 years from 3.8 years

•	Commercial loans increased $3.9 billion, or 3%; up 12% from 2Q05; driven by strength in commercial, large corporate and commercial real estate

•	Consumer loans increased $10.8 billion or 9%; up 39% from 2Q05

•	Driven by an incremental average $9.1 billion due to Westcorp as well as consumer real estate-secured growth; increase from 2Q05 also reflects the $12.5 billion 4Q05 transfer of loans from held for sale

•	Originated $18.4 billion of consumer loans in 2Q06

•	Total earning assets include $4.7 billion of consumer loans held for sale and $5.2 billion of margin loans

•	Long-term debt increased $15.7 billion, primarily due to full quarter of Westcorp and debt issuance in 1Q06 and 2Q06

•	Core deposits were relatively flat, up $1.4 billion driven by strength in retail CDs; core deposits grew 6% from 2Q05

(See Appendix, pages 15 - 16 for further detail)

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Wachovia 2Q06 Quarterly Earnings Report

Fee and Other Income

Fee and Other Income

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Service charges	$622	574	555	555	528	8%	18
Other banking fees	449	428	400	385	355	5	26
Commissions	588	623	573	598	585	(6)	1
Fiduciary and asset management fees	808	761	790	749	746	6	8
Advisory, underwriting and other investment banking fees	318	302	325	294	257	5	24
Trading account profits (losses)	164	219	(31)	160	49	(25)	—
Principal investing	189	103	135	166	41	83	—
Securities gains (losses)	25	(48)	(74)	29	136	—	(82)
Other income	420	555	316	322	280	(24)	50

Total fee and other income	$3,583	3,517	2,989	3,258	2,977	2%	20

KEY POINTS

•	Record fee and other income rose 2%; grew 20% vs. 2Q05

•	Record service charges of $622 million rose 8%; up 18% from 2Q05

•	Consumer up 15% from 1Q06; commercial relatively flat with seasonally high 1Q06

•	Record other banking fees rose 5% driven by strength in both interchange activity and mortgage originations; up 26% from 2Q05

•	Commissions decreased 6% as growth in insurance was more than offset by lower retail brokerage commissions as customers migrate to managed accounts and lower retail brokerage transaction activity; up 1% from 2Q05 on higher insurance commissions

•	Fiduciary and asset management fees increased 6%; up 8% vs. 2Q05

•	Driven by $26 million of growth in retail brokerage managed account fees

•	Results vs. 2Q05 reflect $70 million higher retail brokerage managed account fees somewhat offset by $45 million reduction relating to 4Q05 sale of Corporate and Institutional Trust businesses

•	Advisory, underwriting and other investment banking fees grew 5%; up 24% from 2Q05

•	Driven by growth in M&A and structured products and continued strength in loan syndications

•	Trading account profits decreased $55 million from record 1Q06 as strength in global rate products was more than offset by decreases in equities and credit products

•	Principal investing net gains of $189 million rose $86 million from 1Q06 driven by a $116 million unrealized gain

•	Net securities gains of $25 million included $13 million in gains in the investment portfolio and $12 million of gains relating to corporate lending activities

•	Other income declined $135 million from 1Q06 which included a $100 million fee relating to Bank of America/MBNA merger, and a $33 million gain relating to Archipelago/NYSE merger

(See Appendix, page 17 for further detail)

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Wachovia 2Q06 Quarterly Earnings Report

Noninterest Expense

Noninterest Expense

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Salaries and employee benefits	$2,652	2,697	2,470	2,476	2,324	(2)%	14
Occupancy	291	275	283	260	271	6	7
Equipment	299	280	277	276	269	7	11
Advertising	56	47	51	50	48	19	17
Communications and supplies	162	167	155	158	158	(3)	3
Professional and consulting fees	184	167	213	167	155	10	19
Sundry expense	495	446	583	433	366	11	35

Other noninterest expense	4,139	4,079	4,032	3,820	3,591	1	15
Merger-related and restructuring expenses	24	68	58	83	90	(65)	(73)
Other intangible amortization	98	92	93	101	107	7	(8)

Total noninterest expense	$4,261	4,239	4,183	4,004	3,788	1%	12

KEY POINTS

•	Other noninterest expense rose 1% and 15% vs. 2Q05

•	Includes $30 million relating to efficiency initiative efforts, largely reflected in severance and occupancy expense, as well as $12 million of credit card expenses

•	Salaries and employee benefits decreased 2% reflecting an $89 million decline in SFAS 123R costs, primarily retirement-eligible, employee stock compensation expense partially offset by incremental expense relating to Westcorp; up 14% from 2Q05 largely reflecting higher revenue-based incentives and mergers

•	Occupancy and equipment costs increased $35 million largely reflecting the addition of Westcorp, branch consolidations and continued de novo expansion activity

•	Professional and consulting fees increased 10%, or $17 million; up 19% from 2Q05

•	Sundry expense increased $49 million from 1Q06 on higher loan costs including the impact of Westcorp, increased travel and human resources outsourcing costs

(See Appendix, page 18 for further detail)

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Wachovia 2Q06 Quarterly Earnings Report

General Bank

This segment includes Retail and Small Business, and Commercial.

General Bank Performance Summary

(Dollars in millions)	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$2,798	2,570	2,499	2,409	2,379	9%	18
Fee and other income	858	872	746	760	688	(2)	25
Intersegment revenue	51	45	58	55	49	13	4

Total revenue (Tax-equivalent)	3,707	3,487	3,303	3,224	3,116	6	19
Provision for credit losses	95	62	75	77	68	53	40
Noninterest expense	1,756	1,671	1,668	1,582	1,512	5	16
Income taxes (Tax-equivalent)	679	639	573	574	565	6	20

Segment earnings	$1,177	1,115	987	991	971	6%	21

Performance and other data
Economic profit	$901	870	759	765	742	4%	21
Risk adjusted return on capital (RAROC)	54.26%	58.52	53.45	54.03	53.59	—	—
Economic capital, average	$8,353	7,421	7,094	7,055	6,987	13	20
Cash overhead efficiency ratio (Tax-equivalent)	47.40%	47.91	50.52	49.05	48.55	—	—
Lending commitments	$121,181	115,788	111,202	106,570	102,768	5	18
Average loans, net	192,500	178,325	168,947	163,877	161,902	8	19
Average core deposits	$219,478	216,186	213,222	208,500	205,782	2	7
FTE employees	45,406	45,349	42,022	41,399	41,259	—%	10

General Bank Key Metrics

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Customer overall satisfaction score (a)	6.61	6.62	6.63	6.61	6.63	—%	—
New/Lost ratio	1.31	1.27	1.19	1.25	1.31	3	0
Online active customers (In thousands) (b)	3,634	3,421	3,210	3,254	3,011	6	21
Financial centers	3,109	3,159	3,131	3,138	3,126	(2)%	(1)

(a)	Gallup survey measured on a 1-7 scale; 6.4 = “best in class”.
(b)	Retail and small business.

RECORD SEGMENT EARNINGS OF $1.2 BILLION, UP 6% AND UP 21% FROM 2Q05

•	Revenue of $3.7 billion up 6%, up 19% from 2Q05; reflects full quarter addition of Westcorp and organic growth

•	Net interest income up 9% and up 18% from 2Q05 on loan and deposit growth

•	Westcorp contributed an incremental $174 million of net interest income in the quarter

•	Fees declined 2% from 1Q06 which included $100 million fee relating to Bank of America/MBNA merger

•	Fees up 11% excluding the 1Q06 MBNA fee on strong consumer service charge growth and higher interchange income

•	Expenses increased 5%, up 16% from 2Q05

•	Reflects incremental $51 million relating to Westcorp, higher personnel expenses, $26 million due to branch consolidations and de novo branch expansion, and $12 million of costs relating to credit card, somewhat offset by $49 million lower stock compensation expense and continued efficiency improvements

•	Average loans up 8% driven by growth in both commercial and consumer

•	Westcorp contributed an incremental $9.3 billion of average loans

•	Average core deposits up $3.3 billion, or 2%, on growth in retail CDs, money market and interest checking

•	Westcorp contributed an incremental $1.5 billion of average core deposits

•	Opened 23 de novo branches and consolidated 73 branches during the quarter

(See Appendix, pages 19 - 21 for further discussion of business unit results)

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Wachovia 2Q06 Quarterly Earnings Report

Capital Management

This segment includes Asset Management and Retail Brokerage Services.

Capital Management Performance Summary

(Dollars in millions)	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$208	198	178	159	147	5%	41
Fee and other income	1,222	1,227	1,166	1,146	1,136	—	8
Intersegment revenue	(11)	(11)	(9)	(12)	(12)	—	8

Total revenue (Tax-equivalent)	1,419	1,414	1,335	1,293	1,271	—	12
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	1,111	1,128	1,100	1,060	1,042	(2)	7
Income taxes (Tax-equivalent)	113	104	87	86	83	9	36

Segment earnings	$195	182	148	147	146	7%	34

Performance and other data
Economic profit	$154	139	107	107	107	11%	44
Risk adjusted return on capital (RAROC)	51.31%	47.34	39.23	40.53	40.67	—	—
Economic capital, average	$1,526	1,556	1,497	1,444	1,439	(2)	6
Cash overhead efficiency ratio (Tax-equivalent)	78.33%	79.78	82.47	81.98	81.88	—	—
Lending commitments	$250	237	208	184	176	5	42
Average loans, net	616	462	388	372	344	33	79
Average core deposits	$27,220	28,671	28,328	28,521	29,235	(5)	(7)
FTE employees	17,212	17,107	17,295	17,310	17,444	1%	(1)

Capital Management Key Metrics

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Equity assets	$90,613	87,293	82,333	81,889	78,953	4%	15
Fixed income assets	101,428	105,982	104,345	107,491	103,731	(4)	(2)
Money market assets	45,229	45,030	42,953	43,734	42,666	—	6

Total assets under management (a)	237,270	238,305	229,631	233,114	225,350	—	5

Gross fluctuating mutual fund sales	$2,861	3,709	2,929	3,107	2,946	(23)	(3)

Full-service financial advisors series 7	7,973	7,926	8,028	7,941	7,833	1	2
Financial center advisors series 6	2,541	2,454	2,458	2,493	2,456	4	3
Broker client assets (b)	$704,300	689,100	683,600	683,100	655,600	2	7
Customer receivables including margin loans	$5,262	5,577	5,846	5,634	5,672	(6)	(7)
Traditional brokerage offices	738	730	719	702	699	1	6
Banking centers with brokerage services	1,968	1,984	2,007	2,071	2,136	(1)%	(8)

(a)	Includes $68 billion in assets managed for Wealth Management, which are also reported in that segment. Assets under management have been restated to exclude $18 billion from the divested Corporate and Institutional Trust business, which are now in the Parent, but still managed by Capital Management.
(b)	2Q06 includes the addition of $22.9 billion in certain mutual fund assets to the overall client asset mix. Prior periods have not been restated.

Record segment earnings of $195 million, up 7% and 34% from 2Q05

•	Revenue of $1.4 billion flat; up 12% from 2Q05

•	Net interest income grew 5% driven by improving deposit spreads

•	Fee income was flat as higher managed account fees and effects of Ameriprise Financial’s 401(k) record-keeping business and Metropolitan West Capital Management transactions were offset by lower retail brokerage commissions and lower valuations on investments used to fund deferred compensation plans

•	Expenses decreased 2% reflecting lower deferred compensation expense and lower litigation, which more than offset increases relating to acquisitions

•	Solid recruiting; net new hires of 47 Series 7 brokers and 87 Series 6 financial specialists

•	AUM were flat as the addition of $5.5 billion in assets from the Metropolitan West Capital Management transaction was offset by lower market valuations and seasonal outflows in institutional fixed income assets

(See Appendix, pages 22 - 23 for further discussion of business unit results)

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Wachovia 2Q06 Quarterly Earnings Report

Wealth Management

This segment includes Private Banking, Personal Trust, Investment Advisory Services, Charitable Services, Financial Planning, and Insurance Brokerage (property and casualty, and high net worth life).

Wealth Management Performance Summary

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$149	150	153	147	142	(1)%	5
Fee and other income	197	191	192	197	187	3	5
Intersegment revenue	1	1	2	1	1	—	—

Total revenue (Tax-equivalent)	347	342	347	345	330	1	5
Provision for credit losses	2	—	1	6	—	—	—
Noninterest expense	252	251	257	241	227	—	11
Income taxes (Tax-equivalent)	34	33	32	36	38	3	(11)

Segment earnings	$59	58	57	62	65	2%	(9)

Performance and other data
Economic profit	$43	40	40	48	48	8%	(10)
Risk adjusted return on capital (RAROC)	43.20%	42.67	42.06	48.32	50.73	—	—
Economic capital, average	$528	517	510	505	490	2	8
Cash overhead efficiency ratio (Tax-equivalent)	72.60%	73.32	73.86	70.14	68.73	—	—
Lending commitments	$6,285	6,229	5,840	5,574	5,154	1	22
Average loans, net	15,987	15,570	14,889	14,201	13,621	3	17
Average core deposits	$14,251	14,747	14,291	13,391	13,188	(3)	8
FTE employees	4,732	4,771	4,808	4,816	4,849	(1)%	(2)

Wealth Management Key Metrics

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Investment assets under administration	$135,817	134,293	130,418	123,820	122,488	1%	11

Assets under management (a)	$68,341	68,349	65,572	65,642	64,907	—	5

Client relationships	39,044	40,540	39,827	40,751	47,532	(4)	(18)
Wealth Management advisors	991	973	978	971	962	2%	3

(a)	These assets are managed by and reported in Capital Management. Client relationships have been restated for prior periods due to a change in reporting methodology.

SEGMENT EARNINGS OF $59 MILLION UP 2% LINKED QUARTER AND DOWN 9% FROM 2Q05

•	Revenue of $347 million, up 1% and up 5% from 2Q05

•	Net interest income down 1%, primarily reflecting 3% decline in core deposits, partially offset by 3% loan growth

•	Fee and other income increased 3% on stronger insurance commissions and growth in trust and investment management sales

•	Expenses flat; up 11% from 2Q05

•	Results reflect higher expenses associated with introduction of new investment platform and efficiency initiative severance costs; 1Q06 included $10 million of higher employee stock compensation expense

•	Growth vs. 2Q05 driven by the new investment platform and the May 2005 Palmer & Cay acquisition

(See Appendix, page 24 for further discussion of business unit results)

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Wachovia 2Q06 Quarterly Earnings Report

Corporate and Investment Bank

This segment includes Corporate Lending, Investment Banking, and Treasury and International Trade Finance.

Corporate and Investment Bank Performance Summary

	2006		2005			2Q06 Vs 1Q06	2Q06 vs 2Q05
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$501	503	588	531	520	—%	(4)
Fee and other income	1,215	1,242	900	1,026	789	(2)	54
Intersegment revenue	(42)	(37)	(51)	(44)	(40)	14	5

Total revenue (Tax-equivalent)	1,674	1,708	1,437	1,513	1,269	(2)	32
Provision for credit losses	(33)	1	(13)	(3)	(8)	—	—
Noninterest expense	879	888	787	809	711	(1)	24
Income taxes (Tax-equivalent)	306	302	247	262	211	1	45

Segment earnings	$522	517	416	445	355	1%	47

Performance and other data
Economic profit	$299	332	226	262	176	(10)%	70
Risk adjusted return on capital (RAROC)	29.90%	33.87	26.96	29.55	24.07	—	—
Economic capital, average	$6,351	5,880	5,626	5,604	5,409	8	17
Cash overhead efficiency ratio (Tax-equivalent)	52.53%	52.00	54.75	53.48	56.01	—	—
Lending commitments	$106,105	103,812	103,079	92,966	88,365	2	20
Average loans, net	43,775	42,896	41,517	38,784	37,815	2	16
Average core deposits	$26,148	25,322	25,894	24,770	22,459	3	16
FTE employees	5,889	5,669	5,796	4,799	4,845	4%	22

Corporate and Investment Bank Sub-segment Revenue

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Investment Banking	$1,088	1,090	865	937	709	—%	53
Corporate Lending	325	366	326	332	324	(11)	—
Treasury and International Trade Finance	261	252	246	244	236	4	11

Total revenue (Tax-equivalent)	$1,674	1,708	1,437	1,513	1,269	(2)%	32

Memoranda
Total net trading revenue (Tax-equivalent)	$287	368	163	309	210	(22)%	37

RECORD SEGMENT EARNINGS OF $522 MILLION, UP 1% AND UP 47% FROM 2Q05

•	Revenue of $1.7 billion decreased 2% from a record 1Q06 and grew 32% from 2Q05

•	Net interest income relatively flat as solid loan and deposit growth was offset by narrower spreads

•	Fee and other income decreased 2% from 1Q06, as higher principal investing gains and strength in structured products and advisory businesses were more than offset by lower trading profits and investment grade results from record 1Q06 levels; 1Q06 also included $33 million gain related to the Archipelago/NYSE merger

•	Expenses decreased 1% and grew 24% from 2Q05

•	Linked quarter decline driven by $25 million lower employee stock compensation expense

•	Average loans increased 2% linked quarter driven by growth in corporate lending and capital finance; average core deposits up 3%

(See Appendix, pages 25 - 27 for further discussion of business unit results)

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Wachovia 2Q06 Quarterly Earnings Report

Asset Quality

Asset Quality

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Nonperforming assets
Nonaccrual loans	$619	672	620	784	819	(8)%	(24)
Foreclosed properties	99	108	100	112	138	(8)	(28)

Total nonperforming assets	$718	780	720	896	957	(8)%	(25)

as % of loans, net and foreclosed properties	0.25%	0.28	0.28	0.37	0.42	(9)	(39)

Nonperforming assets in loans held for sale	$23	24	32	59	111	(4)%	(79)

Total nonperforming assets in loans and in loans held for sale	$741	804	752	955	1,068	(8)%	(31)

as % of loans, net, foreclosed properties and loans held for sale	0.25%	0.28	0.28	0.37	0.44	—	—

Allowance for credit losses (a)
Allowance for loan losses, beginning of period	$3,036	2,724	2,719	2,718	2,732	11%	11
Balance of acquired entities at purchase date	—	300	—	—	—	—	—
Net charge-offs	(51)	(59)	(51)	(59)	(51)	(14)	—
Allowance relating to loans acquired, transferred to loans held for sale or sold	(18)	12	(21)	(26)	(11)	—	64
Provision for credit losses related to loans transferred to loans held for sale or sold (b)	5	—	5	12	—	—	—
Provision for credit losses	49	59	72	74	48	(17)	2

Allowance for loan losses, end of period	3,021	3,036	2,724	2,719	2,718	—	11

Reserve for unfunded lending commitments, beginning of period	160	158	154	158	156	1	3
Provision for credit losses	5	2	4	(4)	2	—	—

Reserve for unfunded lending commitments, end of period	165	160	158	154	158	3	4

Allowance for credit losses	$3,186	3,196	2,882	2,873	2,876	—%	11

Allowance for loan losses
as % of loans, net	1.07%	1.08	1.05	1.13	1.18	—	—
as % of nonaccrual and restructured loans (c)	488	452	439	347	332	—	—
as % of nonperforming assets (c)	421	389	378	303	284	—	—
Allowance for credit losses
as % of loans, net	1.13%	1.14	1.11	1.20	1.25	—	—

Net charge-offs	$51	59	51	59	51	(14)%	—
Commercial, as % of average commercial loans	(0.06)%	0.05	0.03	0.05	0.03	—	—
Consumer, as % of average consumer loans	0.23%	0.14	0.16	0.18	0.18	—	—
Total, as % of average loans, net	0.08%	0.09	0.09	0.10	0.09	—	—

Past due loans, 90 days and over, and nonaccrual loans (c)
Commercial, as a % of loans, net	0.28%	0.32	0.30	0.43	0.45	—	—
Consumer, as a % of loans, net	0.64%	0.62	0.72	0.71	0.77	—	—

(a)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.
(b)	The provision related to loans transferred or sold includes recovery of lower of cost or market losses.
(c)	These ratios do not include nonperforming assets included in loans held for sale.

KEY POINTS

•	Total NPAs of $741 million decreased $63 million and declined to a record low 25 bps

•	Nonaccrual loans decrease primarily driven by higher payments and the sale of $32 million of commercial nonaccrual loans

•	Provision expense of $59 million; net charge-offs down $8 million to $51 million, or 8 bps of average loans

•	Reflects higher gross charge-offs, driven by full quarter of Westcorp, offset by higher commercial loan recoveries

•	Allowance for loan losses of $3.0 billion, or 1.07% of net loans, reflecting high quality loan portfolio

•	Allowance 488% as a percentage of nonaccruals and restructured loans

(See Appendix, pages 29 - 31 for further detail)

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Wachovia 2Q06 Quarterly Earnings Report

2006 Full-Year Outlook*

ECONOMIC ASSUMPTIONS FOR FULL-YEAR 2006

	JAN 19 ESTIMATE		CURRENT(a)
REAL GDP GROWTH	3.40%		3.00%
INFLATION (CPI)	2.90%		3.00%
FED FUNDS (AT DEC 2006)	4.75%	} -35 BPS	5.50%	} -40 BPS
10 YEAR TREASURY BOND (AT Dec 2006)	4.40%		5.10%
S&P 500 (AT DEC 2006)	7.00%		YTD FLAT

(a) DENOTES UPDATE

(VERSUS FULL-YEAR ADJUSTED 2005 UNLESS OTHERWISE NOTED)

	ADJUSTED 2005#	2006 OUTLOOK
NET INTEREST INCOME (TE)	$14.6 BILLION	EXPECTED FLAT(a) TO LOW SINGLE DIGITS % GROWTH

FEE INCOME	$12.3 BILLION	ANTICIPATE % GROWTH IN MID TEENS(a)

NONINTEREST EXPENSE(1)	$15.8 BILLION	EXPECTED % GROWTH IN MID(a) SINGLE DIGITS

•     REFLECTS ESTIMATED $400-$450 MILLION OF CUMULATIVE SAVINGS DURING THE YEAR RELATING TO OUR EFFICIENCY INITIATIVE AS WELL AS THE EFFECT OF THE FULL-YEAR SAVINGS ASSOCIATED WITH SOUTHTRUST AND RETAIL BROKERAGE INTEGRATION

MINORITY INTEREST EXPENSE(1)	$367 MILLION	EXPECT HIGH SINGLE DIGITS(a) % GROWTH

LOANS	$240.6 BILLION	EXPECT MID-TEENS % GROWTH

CONSUMER	$107.9 BILLION	HIGH TEENS % GROWTH

COMMERCIAL	$132.7 BILLION	LOW DOUBLE DIGITS % GROWTH

NET CHARGE-OFFS	15 BPS	10- 20(a) BPS OF AVERAGE NET LOANS RANGE

PROVISION EXPECTED TO BE WITHIN THIS RANGE

EFFECTIVE TAX RATE (TE)		APPROXIMATELY 34%-34.5%(a)

LEVERAGE RATIO		TARGET > 6.00%

TANGIBLE CAPITAL RATIO (EXCLUDING FAS 115/133)		TARGET > 4.70%

DIVIDEND PAYOUT RATIO		40%–50% OF EARNINGS (BEFORE MERGER-RELATED AND RESTRUCTURING EXPENSES, AND OTHER INTANGIBLE AMORTIZATION)

EXCESS CAPITAL		OPPORTUNISTICALLY REPURCHASE SHARES; AUTHORIZATION FOR 59 MILLION SHARES REMAINING (REPURCHASES PROHIBITED DURING WB/GDW PROXY SOLICIATION PERIOD)

FINANCIALLY ATTRACTIVE, SHAREHOLDER FRIENDLY ACQUISITIONS

*	Does not reflect the effect of the proposed Golden West Financial Corporation merger expected to close in 4Q06.(a)
#	Wachovia’s results as footnoted below plus Westcorp’s nine month results through September 30, 2005, as reported in Westcorp’s fourth quarter report filed on Form 10-Q dated 11/08/2005.
(1)	Before merger-related and restructuring expenses. Outlook includes SFAS 123R costs previously excluded(a).

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APPENDIX

TABLE OF CONTENTS

Summary Operating Results	13

Net Interest Income	15

Fee and Other Income	17

Noninterest Expense	18

Consolidated Results - Segment Summary	18

General Bank	19

Capital Management	22

Wealth Management	24

Corporate and Investment Bank	25

Parent	28

Asset Quality	29

Merger Integration Update	32

Explanation of Our Use of Certain Non-GAAP Financial Measures	33

Reconciliation Of Certain Non-GAAP Financial Measures	34

Cautionary Statement	38

Additional Information	39

Wachovia 2Q06 Quarterly Earnings Report

SUMMARY OPERATING RESULTS

Business segment results are presented excluding (i) merger-related and restructuring expenses, (ii) deposit base intangible and other intangible amortization expense, (iii) amounts presented as discontinued operations and (iv) the cumulative effect of a change in accounting principle. This is the basis on which we manage and allocate capital to our business segments. We continuously assess assumptions, methodologies and reporting classifications to better reflect the true economics of our business segments.

We continuously update segment information for changes that occur in the management of our businesses. In 1Q06, we transferred certain financial advisors to Wealth Management from Capital Management relating to the introduction of the new Advantage business model in Wealth Management and have updated information for 2005 to reflect this change. The impact to segment earnings for full year 2005 as a result of this and other changes was a $37 million decrease in the General Bank, a $9 million increase in Capital Management, a $12 million decrease in Wealth Management, a $1 million decrease in the Corporate and Investment Bank and a $41 million increase in the Parent.

In 1Q06, changes in fair value of certain derivatives held for other-than-trading purposes, which are economic hedges not designated and accounted for as accounting hedges, are presented in other income. Previously, for these derivatives, the changes in fair value were included in trading accounts profits (losses). Prior period amounts have been reclassified to be consistent with the current period presentation. The impact for full year 2005 was an increase in trading accounts profit (losses) of $41 million and a corresponding decrease in other income. Additionally, in 2Q06, we reclassified certain asset-based fees received from third party mutual funds to fiduciary and asset management fees from commissions and updated amounts for prior periods. The impact to 1Q06 and full year 2005 was a reduction in commissions of $16 million and $68 million, respectively, and a corresponding increase, respectively, to fiduciary and asset management fees.

In a rising rate environment, Wachovia benefits from a widening spread between deposit costs and wholesale funding costs. However, our funds transfer pricing (“FTP”) system, described below, credits this benefit to deposit-providing business units on a lagged basis. The effect of the FTP system results in rising charges to business units for funding to support predominantly floating rate assets. This benefit of higher rates earned on floating-rate assets and lagging rates on longer duration deposits is captured in the central money book in the Parent segment.

In order to remove interest rate risk from each core business segment, the management reporting model employs a FTP system. The FTP system matches the duration of the funding used by each segment to the duration of the assets and liabilities contained in each segment. Matching the duration, or the effective term until an instrument can be repriced, allocates interest income and/or interest expense to each segment so its resulting net interest income is insulated from interest rate risk.

We re-entered the credit card market as a direct issuer beginning in January 2006. This coincided with Wachovia terminating our existing joint marketing agreement with MBNA Corporation as a result of the Bank of America/MBNA merger, which closed on January 1, 2006. Upon consummation of that merger, MBNA paid us a $100 million termination fee, which is recorded in other income in 1Q06. Year-to-date, we have recorded $26 million of costs associated with the credit card business.

On March 1, 2006, we consummated the acquisition of Westcorp and WFS Financial Inc, a California-based auto loan originator business and commercial bank. Financial results for 1Q06 include one-month’s results of the acquired Westcorp entities under the purchase accounting method. The ongoing auto loan origination business activity is included in the Commercial sub-segment of the General Bank segment and the commercial banking business is included in the Retail sub-segment of the General Bank segment.

In 2Q06, we entered into an agreement to sell portions of our HomeEq Servicing business in a transaction expected to close later in 2006. No gain or loss is expected from the transaction.

Furthermore in 2Q06, we announced our intention to acquire Golden West Financial Corporation. This deal is expected to close in the fourth quarter of 2006 pending shareholder and regulatory approval.

In 1Q06, we issued a junior subordinated note and a forward contract for the sale of noncumulative perpetual preferred stock to a trust. The trust then issued $2.5 billion of securities, referred to as WITS (Wachovia Income Trust Securities), to investors. The junior subordinated note qualifies as tier 1 capital and is reflected as long-term debt on the consolidated balance sheet. The offering of the WITS was led by the Corporate and Investment Bank, and the associated fee of $43 million received from the Parent is included in its segment revenue and eliminated in the Parent.

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Wachovia 2Q06 Quarterly Earnings Report

SFAS No. 123R, “Share-Based Payments,” requires that compensation costs relating to share-based payment transactions be recognized in income and is effective for share-based awards granted on or after January 1, 2006. We adopted the fair value method of accounting for stock options in 2002. Accordingly, the primary impact to us from implementation of SFAS 123R is the different treatment of awards to retirement-eligible employees, which now must be expensed in full at the date of grant, or from the date of grant to the date that an employee will be retirement-eligible, if that is before the end of the vesting period. In 1Q06, we made our annual Corporate and CIB stock grants and 1Q06 includes $98 million of increased employee stock compensation expense, primarily related to the impact of awards granted to retirement-eligible employees. Capital Management made their annual grant in 2Q06 and Capital Management’s results include $9 million of employee stock compensation expense related to awards granted to retirement-eligible employees.

We adopted SFAS No. 156, “Accounting for Servicing of Financial Assets,” effective January 1, 2006. SFAS 156 requires that all servicing assets and liabilities initially be recognized at fair value, rather than based on an allocated fair value amount. Additionally, SFAS 156 permits entities to choose to recognize individual classes of servicing assets at fair value on an ongoing basis, with subsequent changes in fair value recorded in earnings. We elected to record a class of residential mortgage servicing rights at fair value with the adoption of SFAS 156. Accordingly, we have recorded a $41 million after-tax cumulative effect adjustment to beginning retained earnings, as required by SFAS 156, for the difference between the carrying amount of these servicing rights and their fair value at the date of adoption. At June 30, 2006, the fair value of servicing assets recorded under this election was $306 million. Changes in fair value for these servicing assets were $17 million in the first half of 2006 and are included in other banking fees.

As previously disclosed, the FASB has been discussing several matters relating to leveraged lease accounting and uncertain tax positions. On July 13, 2006, the FASB issued final guidance: FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” (FIN 48) and FSP FAS 13-2, “Accounting for a change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction” (FSP 13-2). FSP 13-2 amends SFAS 13 such that changes that affect the timing of cash flows but not the total net income under a leveraged lease will trigger a recalculation of the lease. FIN 48 clarifies the criteria for recognition of income tax benefits in accordance with SFAS No. 109, “Accounting for Income Taxes.” The effective date for both standards is January 1, 2007, with any cumulative effect of adoption recorded as an adjustment, net of applicable taxes, to beginning retained earnings. We are currently assessing the impact of these two pronouncements. Please see pages 19-20 of Exhibit 19 to Wachovia’s First Quarter 2006 Report on Form 10-Q for a more detailed discussion of these matters.

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Wachovia 2Q06 Quarterly Earnings Report

NET INTEREST INCOME

(See Table on Page 4)

Net Interest Income Summary

(In millions)	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Average earning assets	$463,232	442,527	439,204	431,346	422,534	5%	10
Average interest-bearing liabilities	403,234	384,406	382,974	375,782	367,828	5	10

Interest income (Tax-equivalent)	7,438	6,756	6,542	6,097	5,755	10	29
Interest expense	3,763	3,217	2,967	2,657	2,344	17	61

Net interest income (Tax-equivalent)	$3,675	3,539	3,575	3,440	3,411	4%	8

Average rate earned	6.43%	6.15	5.93	5.63	5.46	—	—
Equivalent rate paid	3.25	2.94	2.68	2.45	2.23	—	—

Net interest margin	3.18%	3.21	3.25	3.18	3.23	—	—

Net interest income of $3.7 billion grew $136 million, or 4%, reflecting the full quarter effect of Westcorp compared with one month in 1Q06. Otherwise, income from growth in earning assets, including trading assets, securities, and loans, was more than offset by the effect of a flattening yield curve.

Net interest margin of 3.18% decreased 3 bps and 5 bps vs. 2Q05. Linked quarter, the margin benefited 6 bps from the average effect of a $9.3 billion increase in Westcorp loans. This benefit was more than offset by compression related to growth in lower spread earning assets and a modest shift in deposits toward lower spread categories.

Average trading assets increased 7% and decreased 8% from 2Q05. Linked quarter trends were driven by growth in CDO securitization warehouses. Average securities were up 5% linked quarter, reflecting the conversion of $2.5 billion in mortgage loans to securities as well as 1Q06 purchases. Securities were up 8% from 2Q05.

Average loans rose 6% and 23% from 2Q05. Average commercial loans were up $3.9 billion, or 3%, driven by $2.5 billion growth in commercial loans and higher commercial real estate and foreign loans. Commercial loans grew 12% from 2Q05. Average consumer loans increased $10.8 billion, or 9%, driven by a $9.3 billion increase in loans from a full quarter of Westcorp as well as growth in home equity loans. Loan growth was partly offset by the sale of $4.9 billion of loans primarily made up of residential mortgages and student loans. Excluding Westcorp, consumer loans grew 1%. Consumer loans increased 39% from 2Q05, driven by the addition of Westcorp and the 4Q05 transfer of $12.5 billion of home equity lines from loans held for sale. Average loans held for sale increased $1.0 billion, or 13%, primarily the result of residential mortgage warehouse activity and an increase in other consumer loans held for sale. In 2Q06 we sold $5.5 billion of commercial loans held for sale, of which $5.4 billion were commercial mortgages, and $7.9 billion of consumer loans held for sale, of which $6.9 billion were wholesale mortgages including those originated by AmNet. Loans held for sale were down 34% from 2Q05 reflecting the 4Q05 transfer of $12.5 billion of home equity lines. In 2Q06 we originated $10.5 billion of mortgages and delivered $7.0 billion to agencies/privates.

Average other earning assets declined 11% on lower reverse repos as a result of balance sheet optimization following the Westcorp merger.

Total average earning assets grew $20.7 billion, or 5%, from 1Q06 and grew $40.7 billion, or 10%, from 2Q05.

Average core deposits increased $1.4 billion, as growth in CDs and DDAs was offset by lower brokerage money market deposits. Westcorp added average core deposits of $1.5 billion. Core deposits rose $16.3 billion, or 6%, from 2Q05 on growth in CDs, money market accounts and DDAs. Average short-term borrowings declined $945 million, or 1%, linked quarter and $15.6 billion, or 18%, from 2Q05 which was driven by the 4Q05 deconsolidation of our conduits.

Average long-term debt increased $15.7 billion, or 28%, primarily reflecting the 1Q06 addition of Westcorp and a full quarter of the WITS securities issued in 1Q06.

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Wachovia 2Q06 Quarterly Earnings Report

The following tables provide additional detail on our consumer loans.

Average Consumer Loans - Total Corporation

(In millions)	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Mortgage	$34,143	34,897	34,699	33,433	30,879	(2)%	11
Home equity loans	37,516	35,319	31,988	29,234	27,971	6	34
Home equity lines	25,718	25,866	14,297	15,421	15,949	(1)	61
Student	10,842	10,589	11,235	11,267	10,995	2	(1)
Auto and other vehicle	17,867	8,731	4,256	4,267	4,154	—	—
Revolving	1,737	1,684	1,704	1,710	1,708	3	2
Other consumer loans	1,101	1,019	942	991	1,030	8	7

Total consumer loans	$128,924	118,105	99,121	96,323	92,686	9%	39

Period-End On-Balance Sheet Consumer Loans

In Loans, Securities and Loans Held for Sale

(In millions)	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
On-balance sheet loan portfolio	$128,067	129,642	111,421	98,331	93,824	(1)%	36
Securitized loans included in securities	7,111	4,873	5,075	4,364	4,589	46	55
Loans held for sale	4,148	4,271	2,545	13,999	12,748	(3)	(67)

Total consumer loan assets	$139,326	138,786	119,041	116,694	111,161	—%	25

We hold consumer loans on our balance sheet in our consumer loan portfolio, in securitized form in our securities portfolio and in loans held for sale. On-balance sheet total period-end consumer loan assets of $139.3 billion were flat and rose 25% from 2Q05 reflecting the addition of Westcorp as well as growth largely in real estate-secured loans.

We originated $10.5 billion of mortgages in 2Q06 and $34.8 billion since 2Q05 including AmNet originations. We delivered $7.0 billion of mortgages to agencies/privates in 2Q06 and $20.7 billion since 2Q05. Residential loans serviced, including loans we originated, totaled $43.8 billion at quarter-end 2Q06 vs. $41 billion in the prior quarter and $25.9 billion at quarter-end 2Q05.

The following table provides additional period-end balance sheet data.

Period-End Balance Sheet Data

(In millions)	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Commercial loans, net	$154,277	150,902	147,165	141,063	136,115	2%	13
Consumer loans, net	128,639	130,030	111,850	98,670	94,172	(1)	37

Loans, net	282,916	280,932	259,015	239,733	230,287	1	23

Goodwill and other intangible assets
Goodwill	23,550	23,443	21,807	21,857	21,861	—	8
Deposit base	631	691	705	779	861	(9)	(27)
Customer relationships	714	742	413	416	427	(4)	67
Tradename	90	90	90	90	90	—	—
Total assets	553,614	541,842	520,755	532,381	511,840	2	8
Core deposits	292,243	296,092	293,562	287,732	275,281	(1)	6
Total deposits	327,614	328,564	324,894	320,439	299,910	—	9
Long-term debt	74,627	70,218	48,971	45,846	49,006	6	52
Stockholders' equity	$48,872	49,789	47,561	46,757	47,904	(2)%	2

Memoranda
Unrealized gains (losses) (Before income taxes)
Securities, net	$(3,315)	(1,785)	(515)	121	1,491
Risk management derivative financial instruments, net	(797)	(480)	111	372	934

Unrealized gains (losses), net (Before income taxes)	$(4,112)	(2,265)	(404)	493	2,425

Unrealized net securities losses were $3.3 billion, compared with losses of $1.8 billion in 1Q06 due primarily to the effect of higher rates.

Page - 16

Wachovia 2Q06 Quarterly Earnings Report

FEE AND OTHER INCOME

(See Table on Page 5)

Fee and other income of $3.6 billion increased $66 million, or 2%, from 1Q06, and increased 20% from 2Q05. Stronger principal investing results, improvement in securities gains/losses and higher service charges drove results which more than offset a $133 million decrease relating to the 1Q06 MBNA fee and Archipelago/NYSE merger as well as lower trading profits. Fees represented 49% of total revenue in 2Q06 and 50% in 1Q06.

Service charges were up 8% linked quarter, and 18% from 2Q05, to a record $622 million driven by the continued effects of the introduction of tiered fees and higher transaction activity. Consumer service charges were up 15% linked quarter while commercial service charges were flat from a seasonally high first quarter.

Other banking fees of a record $449 million were up 5% driven by strength in interchange income on higher activity as well as growth in mortgage banking fees. Other banking fees increased 26% from 2Q05 due to growth in interchange income on increased volumes and higher rates, and higher commercial asset servicing income.

Commissions of $588 million decreased 6%, as 1% growth in insurance was more than offset by a 7% decrease in brokerage commissions reflecting continued customer migration to managed accounts and lower retail transaction activity. Commissions increased 1% from 2Q05 on higher insurance commissions largely relating to the Palmer & Cay acquisition which more than offset a 2% decline in retail brokerage commissions as customers migrated to brokerage managed account relationships.

Fiduciary and asset management fees grew 6% to a record $808 million driven by strength in brokerage managed account assets and the effect of acquisitions. Those factors also drove growth of 8% vs. 2Q05, somewhat offset by a $45 million decrease relating to the 4Q05 sale of Corporate and Institutional Trust businesses.

Advisory, underwriting and other investment banking fees of $318 million increased 5% driven by growth in M&A and structured products as well as continued strong results in loan syndications. Results were up 24% from 2Q05 driven by strength in structured products, loan syndications, and investment grade.

Trading account profits of $164 million decreased $55 million from record 1Q06 results as strength in global rate products was more than offset by decreases in equities and credit products. Trading account profits were up $115 million from 2Q05 driven by strength in global rate products.

Principal investing recorded net gains of $189 million driven largely by a $116 million unrealized gain. Net gains were up $148 million vs. 2Q05.

Securities gains were $25 million in 2Q06 vs. losses of $48 million in 1Q06. These results reflect $13 million of net gains in the securities portfolio and $12 million in net gains in the Corporate and Investment Bank. Impairment losses were $18 million in the quarter. 1Q06 results included $11 million in impairment losses. Securities gains in 2Q05 were $136 million and included $49 million in impairment losses.

Other income of $420 million decreased $135 million from 1Q06 which included a $100 million fee relating to the Bank of America/MBNA merger and a $33 million gain from the Archipelago/NYSE merger. 2Q06 results included $48 million of gains relating to commercial mortgage securitization activity vs. $53 million in 1Q06. Prior to 1Q06 commercial mortgage securitization activity was reflected in trading results. Mortgage and other consumer loan sale and securitization income of $65 million was up from $47 million in 1Q06. Results included $25 million of revenue in both 2Q06 and 1Q06 associated with continued account servicing of the Corporate and Institutional Trust businesses divested in 4Q05. Affordable housing write-downs were $1 million vs. $13 million in 1Q06. Other income increased $140 million vs. 2Q05 driven by the inclusion of commercial mortgage securitization activity and the CIT servicing fees.

Page - 17

Wachovia 2Q06 Quarterly Earnings Report

NONINTEREST EXPENSE

(See Table on Page 6)

Total noninterest expense increased 1%, as reduced salaries and benefits expense were more than offset by higher sundry, equipment, occupancy and professional and consulting fees. 2Q06 expenses included the full-quarter effect of the Westcorp merger. Results also included $30 million of efficiency initiative costs, $15 million of de novo expansion costs and $12 million of expense relating to our credit card business, as 1Q06 included $98 million of salaries and benefits expense relating to the implementation of SFAS 123R, primarily including retirement-eligible employee stock compensation and $14 million related to credit card costs. Excluding the effect of merger-related and restructuring expenses and other intangible amortization, expenses were up 1%. Total noninterest expense increased 12% vs. 2Q05 driven largely by higher salaries and benefits, the effect of Westcorp, and sundry expense.

Salaries and employee benefits expense decreased 2% linked quarter. The decrease was driven by $89 million in lower SFAS 123R costs and lower other incentive expense somewhat offset by higher salaries and other benefits costs including the full-quarter effect of Westcorp. Salaries and employee benefits expense increased 14% vs. 2Q05. Occupancy and equipment expense increased largely reflecting the addition of Westcorp as well as $26 million in costs associated with efficiency-related branch closings and de novo activity vs. $14 million in 1Q06. Professional and consulting fees rose 10%, or $17 million, reflecting higher legal expenses and higher project activity including costs from our efficiency initiatives. Sundry expense increased $49 million and included higher loan costs including the impact of Westcorp, increased travel and human resources outsourcing costs associated with our efficiency initiative. Other intangible amortization of $98 million included $61 million in deposit base intangible amortization and $37 million in other intangible amortization. The addition of Westcorp in the quarter added $21 million in other intangible amortization expense.

CONSOLIDATED RESULTS - SEGMENT SUMMARY

Wachovia Corporation Performance Summary

(Dollars in millions)	Three Months Ended June 30, 2006
	General Bank	Capital Management	Wealth Management	Corporate and Investment Bank	Parent	Merger-Related and Restructuring Expenses	Total Corporation
Income statement data
Total revenue (Tax-equivalent)	$3,707	1,419	347	1,674	111	—	7,258
Noninterest expense	1,756	1,111	252	879	239	24	4,261
Minority interest	—	—	—	—	89	1	90
Segment earnings (loss)	$1,177	195	59	522	(53)	(15)	1,885

Performance and other data
Economic profit	$901	154	43	299	(79)	—	1,318
Risk adjusted return on capital (RAROC)	54.26%	51.31	43.20	29.90	0.17	—	37.97
Economic capital, average	$8,353	1,526	528	6,351	2,853	—	19,611
Cash overhead efficiency ratio (Tax-equivalent)	47.40%	78.33	72.60	52.53	124.03	—	57.03
FTE employees	45,406	17,212	4,732	5,889	24,077	—	97,316

Business mix/Economic capital
Based on total revenue	51.07%	19.55	4.78	23.06
Based on segment earnings	61.95	10.26	3.11	27.47
Average economic capital change (2Q06 vs.2Q05)	20%	6	8	17

Page - 18

Wachovia 2Q06 Quarterly Earnings Report

GENERAL BANK

This segment consists of the Retail and Small Business, and Commercial operations.

(See Table on Page 7)

RETAIL AND SMALL BUSINESS

This sub-segment includes Retail Banking, Small Business Banking, Wachovia Mortgage, Wachovia Home Equity, Wachovia Education Finance and other retail businesses.

Retail and Small Business Performance Summary

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$1,730	1,696	1,678	1,627	1,605	2%	8
Fee and other income	741	758	643	652	583	(2)	27
Intersegment revenue	17	14	15	14	16	21	6

Total revenue (Tax-equivalent)	2,488	2,468	2,336	2,293	2,204	1	13
Provision for credit losses	38	40	54	55	57	(5)	(33)
Noninterest expense	1,360	1,313	1,341	1,262	1,216	4	12
Income taxes (Tax-equivalent)	398	406	346	358	343	(2)	16

Segment earnings	$692	709	595	618	588	(2)%	18

Performance and other data
Economic profit	$597	620	507	531	503	(4)%	19
Risk adjusted return on capital (RAROC)	81.19%	85.11	70.22	73.41	71.12	—	—
Economic capital, average	$3,413	3,388	3,394	3,379	3,352	1	2
Cash overhead efficiency ratio (Tax-equivalent)	54.70%	53.16	57.46	55.02	55.19	—	—
Average loans, net	$91,233	89,218	86,908	84,458	83,294	2	10
Average core deposits	$172,934	168,696	165,156	162,326	159,759	3%	8

Net interest income grew 2% linked quarter on continued solid deposit and loan growth. Core deposit growth of 3% was driven by increases in CDs and interest checking as well as an incremental $1.1 billion in average deposits from Westcorp. Average loans increased 2% and reflected a continued shift from variable rate to fixed rate loans. Net interest income rose 8% from 2Q05 on loan and deposit growth of 10% and 8%, respectively.

Fee and other income decreased 2% from 1Q06 results that included a $100 million fee relating to the Bank of America/MBNA merger. Excluding the $100 million MBNA fee in 1Q06, fee and other income rose 13% on strong consumer service charges, interchange income and mortgage banking fee growth. Fee and other income rose 27% from 2Q05 on growth in consumer service charges and interchange income. Strength in consumer service charges was driven by the introduction of tiered pricing in 1Q06 as well as higher daily transactional activity.

Mortgage-related fee and other income of $82 million increased 15% linked quarter and grew 77% from 2Q05. Net gains on mortgage deliveries and servicing sales were $28 million compared with $22 million in 1Q06. 2Q06 results also included a $9 million fair value adjustment on the servicing rights portfolio vs. $8 million in 1Q06. The consumer mortgage servicing portfolio totaled $44 billion at quarter-end.

Noninterest expense increased 4% on higher salaries expense, higher revenue-based incentive compensation, annual merit increases and increases in volume-based expenses, as well as $26 million in de novo branch expansion and branch consolidations and $12 million in costs relating to the credit card business. 1Q06 results included $34 million relating to employee stock compensation expense, $14 million relating to credit card and $14 million in de novo branch expansion and branch consolidations. Expenses rose 12% from 2Q05 largely reflecting de novo branch expansion and branch consolidations, credit card and higher revenue-based incentive compensation costs.

Page - 19

Wachovia 2Q06 Quarterly Earnings Report

GENERAL BANK - RETAIL AND SMALL BUSINESS LOAN PRODUCTION

Retail and Small Business

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Loan production
Mortgage	$7,005	6,190	6,358	7,501	5,890	13%	19
Home equity	8,860	8,376	8,755	9,053	8,420	6	5
Student	825	1,219	985	1,334	681	(32)	21
Installment	195	167	168	187	176	17	11
Other retail and small business	1,486	1,167	1,154	1,109	1,008	27	47

Total loan production	$18,371	17,119	17,420	19,184	16,175	7%	14

Loan production increased 7% linked quarter to $18.4 billion on strength in real estate-secured activity driven by mortgage loan originations growth of 28% from Wachovia Mortgage Corp. Loan production increased 14% from 2Q05 as mortgage loan originations increased 6% from Wachovia Mortgage Corp. 2Q06 mortgage loan applications increased 6% from 1Q06 and declined 4% from 2Q05 partially reflecting our mortgage expansion strategy.

WACHOVIA.COM

Wachovia.com

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(In thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Online product and service enrollments
Retail	10,320	10,210	9,973	9,375	8,831	1%	17
Wholesale	649	591	575	541	513	10	27

Total online product and service enrollments	10,969	10,801	10,548	9,916	9,344	2	17
Enrollments per quarter	669	697	577	614	507	(4)	32

Dollar value of transactions (In billions)	$33.4	30.8	27.3	28.8	25.3	8%	32

WACHOVIA CONTACT CENTER

Wachovia Contact Center Metrics

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Customer calls to
Person	11.8	11.5	10.9	10.7	10.4	3%	13
Voice response unit	52.4	50.1	48.4	48.7	47.8	5	10

Total calls	64.2	61.6	59.3	59.4	58.2	4	10

% of calls handled in 30 seconds or less (Target 70%)	71%	60	66	53	65	—%	—

Page - 20

Wachovia 2Q06 Quarterly Earnings Report

COMMERCIAL

This sub-segment includes Business Banking, Middle-Market Commercial, Commercial Real Estate and Government Banking.

Commercial Performance Summary

(In millions)	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$1,068	874	821	782	774	22%	38
Fee and other income	117	114	103	108	105	3	11
Intersegment revenue	34	31	43	41	33	10	3

Total revenue (Tax-equivalent)	1,219	1,019	967	931	912	20	34
Provision for credit losses	57	22	21	22	11	—	—
Noninterest expense	396	358	327	320	296	11	34
Income taxes (Tax-equivalent)	281	233	227	216	222	21	27

Segment earnings	$485	406	392	373	383	19%	27

Performance and other data
Economic profit	$304	250	252	234	239	22%	27
Risk adjusted return on capital (RAROC)	35.65%	36.18	38.06	36.21	37.42	—	—
Economic capital, average	$4,940	4,033	3,700	3,676	3,635	22	36
Cash overhead efficiency ratio (Tax-equivalent)	32.51%	35.16	33.77	34.36	32.51	—	—
Average loans, net	$101,267	89,107	82,039	79,419	78,608	14	29
Average core deposits	$46,544	47,490	48,066	46,174	46,023	(2)%	1

Net interest income was up 22% linked quarter including an incremental $172 million relating to Westcorp, and grew 2% otherwise. Loans increased 14%, or $12.2 billion, driven by an incremental $9.3 billion in Westcorp loans and strong commercial real estate and dealer financial services growth. Core deposits decreased 2% despite the incremental addition of $424 million in average deposits due to Westcorp as commercial customers continue to pursue off-balance sheet options with Wachovia. Net interest income rose 38% from 2Q05, and loans and deposits rose 29% and 1%, respectively.

Fee and other income increased 3% on growth in insurance commissions due to Westcorp and other banking fees, which were coupled with stable commercial service charges. Westcorp contributed an incremental $4 million in fees to results. Fee and other income increased 11% from 2Q05 driven by the addition of Westcorp as well as higher commercial service charges.

Noninterest expense rose 11% driven by an incremental $46 million of expenses relating to the Westcorp merger, higher production-related sundry expense and higher personnel expenses on annual merit increases somewhat offset by $15 million lower employee stock compensation expense. Noninterest expense rose 34% vs. 2Q05 due to an incremental $70 million related to Westcorp as well as higher personnel expenses driven by the hiring of additional business bankers.

Page - 21

Wachovia 2Q06 Quarterly Earnings Report

CAPITAL MANAGEMENT

This segment includes Retail Brokerage Services and Asset Management.

(See Table on Page 8)

RETAIL BROKERAGE SERVICES

This sub-segment consists of the retail brokerage, and annuity and reinsurance businesses.

Retail Brokerage Services Performance Summary

(In millions)	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$205	196	175	157	144	5%	42
Fee and other income	994	1,013	953	937	925	(2)	7
Intersegment revenue	(10)	(11)	(9)	(11)	(11)	9	9

Total revenue (Tax-equivalent)	1,189	1,198	1,119	1,083	1,058	(1)	12
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	926	953	905	885	874	(3)	6
Income taxes (Tax-equivalent)	96	89	79	73	66	8	45

Segment earnings	$167	156	135	125	118	7%	42

Performance and other data
Economic profit	$132	119	101	90	84	11%	57
Risk adjusted return on capital (RAROC)	51.48%	47.08	42.36	39.85	38.16	—	—
Economic capital, average	$1,301	1,338	1,272	1,241	1,237	(3)	5
Cash overhead efficiency ratio (Tax-equivalent)	77.90%	79.58	80.82	81.81	82.44	—	—
Average loans, net	$603	434	375	354	334	39	81
Average core deposits	$26,975	28,413	28,108	28,307	29,040	(5)%	(7)

Net interest income of $205 million increased 5% and 42% from 2Q05, as wider deposit spreads more than offset lower average core deposits, down 5% from 1Q06 and 7% from 2Q05.

Fee and other income of $994 million decreased 2% and increased 7% from 2Q05. Linked quarter growth in managed account fees was offset by lower retail transactional activity and lower valuations on investments used to fund deferred compensation plans, which were essentially offset by related expenses. The increase from 2Q05 was primarily due to growth in managed account fees. Managed account assets of $122 billion grew 2% linked quarter and 35% from 2Q05.

Noninterest expense decreased 3% and increased 6% from 2Q05. The decline from 1Q06 was due to lower deferred compensation expense as well as lower litigation costs. The increase from 2Q05 was from increased production-based commissions and $5 million in employee stock compensation.

Retail Brokerage Transaction

The Retail Brokerage Services sub-segment results shown in the above table include 100% of the results of the Wachovia Securities retail brokerage transaction, which is the combination of Wachovia’s and Prudential Financial’s retail brokerage operations. The entity is a consolidated subsidiary of Wachovia Corporation for GAAP purposes. Wachovia Corporation owns 62% of Wachovia Securities retail brokerage and Prudential Financial, Inc. owns 38%. Prudential Financial’s minority interest is included in minority interest reported in the Parent (see page 28) and in Wachovia Corporation’s consolidated statements of income on a GAAP basis, which differs from our segment reporting as noted on pages 2 and 13. For the three months ended June 30, 2006, Prudential Financial’s pre-tax minority interest on a GAAP basis was $67 million.

The Retail Brokerage Services sub-segment results reported in the above table also include our Insurance Services business, as well as additional corporate allocations that are not included in the Wachovia Securities Financial Holdings results.

Page - 22

Wachovia 2Q06 Quarterly Earnings Report

ASSET MANAGEMENT

This sub-segment consists of the mutual fund business and customized investment advisory services, including retirement services.

Asset Management Performance Summary

(In millions)	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$2	2	3	2	2	—%	—
Fee and other income	231	217	216	211	214	6	8
Intersegment revenue	(1)	—	—	—	(1)	—	—

Total revenue (Tax-equivalent)	232	219	219	213	215	6	8
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	190	180	200	179	173	6	10
Income taxes (Tax-equivalent)	15	14	8	13	15	7	—

Segment earnings	$27	25	11	21	27	8%	—

Performance and other data
Economic profit	$21	19	4	16	22	11%	(5)
Risk adjusted return on capital (RAROC)	48.15%	46.78	19.04	42.07	53.64	—	—
Economic capital, average	$225	218	225	203	202	3	11
Cash overhead efficiency ratio (Tax-equivalent)	81.65%	81.96	92.18	84.05	80.24	—	—
Average loans, net	$13	28	13	18	10	(54)	30
Average core deposits	$245	258	220	214	195	(5)%	26

Fee and other income of $231 million was up 6% and 8% from 2Q05. The linked quarter increase was primarily due to the Ameriprise Financial’s 401(k) record-keeping business and the Metropolitan West Capital Management transactions, both of which closed in June, as well as a contingent payment received from a previous divestiture. Growth from 2Q05 was driven by the two June acquisitions and 5% growth in assets under management.

Noninterest expense of $190 million increased 6%, and 10% from 2Q05, driven by the effect of the aforementioned June transactions. Growth from 2Q05 also reflected $4 million higher expenses related to employee stock compensation.

Total Assets Under Management (AUM)

(In billions)	2006				2005						2Q06 vs 1Q06	2Q06 vs 2Q05
	Second Quarter		First Quarter		Fourth Quarter		Third Quarter		Second Quarter
	Amount	Mix	Amount	Mix	Amount	Mix	Amount	Mix	Amount	Mix
Equity	$91	38%	$87	37%	$82	35%	$82	35%	$79	35%	4%	15
Fixed income	101	43	106	44	105	46	107	46	104	46	(4)	(2)
Money market	45	19	45	19	43	19	44	19	42	19	—	6

Total assets under management (a)	$237	100%	$238	100%	$230	100%	$233	100%	$225	100%	—	5
Securities lending	61	—	61	—	57	—	49	—	48	—	—	27

Total assets under management and securities lending	$298	—	$299	—	$287	—	$282	—	$273	—	—%	9

(a)	Includes $68 billion in assets managed for Wealth Management, which are also reported in that segment.

Mutual Funds (AUM)

	2006				2005						2Q06 vs 1Q06	2Q06 vs 2Q05
	Second Quarter		First Quarter		Fourth Quarter		Third Quarter		Second Quarter
(In billions)	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix
Equity	$32	34%	$34	36%	$32	35%	$31	34%	$30	34%	(6)%	7
Fixed income	23	25	23	24	23	25	24	27	24	27	—	(4)
Money market	38	41	38	40	37	40	35	39	35	39	—	9

Total mutual fund assets	$93	100%	$95	100%	$92	100%	$90	100%	$89	100%	(2)%	4

Total assets under management were down $1 billion from 1Q06 and increased $12 billion, or 5%, from 2Q05. Linked quarter, a $5.5 billion increase from the Metropolitan West acquisition was offset by lower equity asset valuations and seasonal outflows in institutional fixed income assets. Growth from 2Q05 was primarily due to the Metropolitan West acquisition as well as higher equity asset valuations. Note that AUM exclude Corporate and Institutional Trust assets related to the businesses divested in 4Q05, which continue to be managed by Capital Management.

Capital Management Eliminations

In addition to the above sub-segments, Capital Management results include eliminations among business units. Certain brokerage commissions earned on mutual fund sales by our brokerage sales force are eliminated and deferred in the consolidation of Capital Management reported results. In 2Q06, brokerage revenue and expense eliminations were a reduction of $2 million and $5 million, respectively.

Page - 23

Wachovia 2Q06 Quarterly Earnings Report

WEALTH MANAGEMENT

This segment includes Private Banking, Personal Trust, Investment Advisory Services, Charitable Services, Financial Planning and Insurance Brokerage (property and casualty, and high net worth life).

Wealth Management Performance Summary

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$149	150	153	147	142	(1)%	5
Fee and other income	197	191	192	197	187	3	5
Intersegment revenue	1	1	2	1	1	—	—

Total revenue (Tax-equivalent)	347	342	347	345	330	1	5
Provision for credit losses	2	—	1	6	—	—	—
Noninterest expense	252	251	257	241	227	—	11
Income taxes (Tax-equivalent)	34	33	32	36	38	3	(11)

Segment earnings	$59	58	57	62	65	2%	(9)

Performance and other data
Economic profit	$43	40	40	48	48	8%	(10)
Risk adjusted return on capital (RAROC)	43.20%	42.67	42.06	48.32	50.73	—	—
Economic capital, average	$528	517	510	505	490	2	8
Cash overhead efficiency ratio (Tax-equivalent)	72.60%	73.32	73.86	70.14	68.73	—	—
Lending commitments	$6,285	6,229	5,840	5,574	5,154	1	22
Average loans, net	15,987	15,570	14,889	14,201	13,621	3	17
Average core deposits	$14,251	14,747	14,291	13,391	13,188	(3)	8
FTE employees	4,732	4,771	4,808	4,816	4,849	(1)%	(2)

Net interest income of $149 million decreased 1%, due primarily to a 3% decline in deposits as some money market balances moved off-balance sheet. Loan growth remained solid, up 3%. Net interest income rose 5% from 2Q05 on loan growth of 17% and core deposit growth of 8%.

Fee and other income of $197 million increased 3%, primarily related to stronger insurance commissions and growth in trust and investment management sales. Fees rose 5% from a strong 2Q05, with comparisons benefited by an extra month of Palmer & Cay, acquired in May 2005.

Noninterest expense was flat and reflects incremental costs associated with our new Advantage investment platform, which we recently began introducing to clients, as well as $4 million of severance related to efficiency initiatives. 1Q06 results included employee stock compensation expense of $10 million. Expenses rose 11% from 2Q05, primarily related to Palmer & Cay and the new investment platform.

Wealth Management Key Metrics

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Investment assets under administration	$135,817	134,293	130,418	123,820	122,488	1%	11

Assets under management (a)	$68,341	68,349	65,572	65,642	64,907	—	5

Client relationships	39,044	40,540	39,827	40,751	47,532	(4)	(18)
Wealth Management advisors	991	973	978	971	962	2%	3

(a)	These assets are managed by and reported in Capital Management. Client relationships have been restated for prior periods due to a change in reporting methodology.

Total assets under management were flat linked quarter and grew 5% vs. 2Q05, in line with overall market performance. Client relationships decreased 4% to 39,000, reflecting continued transfers, primarily to the General Bank.

Page - 24

Wachovia 2Q06 Quarterly Earnings Report

CORPORATE AND INVESTMENT BANK

This segment includes Corporate Lending, Investment Banking, and Treasury and International Trade Finance.

(See Table on Page 10)

CORPORATE LENDING

This sub-segment includes Large Corporate Lending, and Leasing.

Corporate Lending Performance Summary

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$205	198	211	215	217	4%	(6)
Fee and other income	113	161	108	111	102	(30)	11
Intersegment revenue	7	7	7	6	5	—	40

Total revenue (Tax-equivalent)	325	366	326	332	324	(11)	—
Provision for credit losses	(33)	1	(25)	(3)	(9)	—	—
Noninterest expense	109	108	96	115	105	1	4
Income taxes (Tax-equivalent)	94	97	97	84	88	(3)	7

Segment earnings	$155	160	158	136	140	(3)%	11

Performance and other data
Economic profit	$15	53	36	29	33	(72)%	(55)
Risk adjusted return on capital (RAROC)	12.70%	17.58	15.66	14.65	15.49	—	—
Economic capital, average	$3,587	3,263	3,099	3,110	2,993	10	20
Cash overhead efficiency ratio (Tax-equivalent)	33.64%	29.36	29.54	34.48	32.48	—	—
Average loans, net	$31,350	30,755	30,373	29,420	28,873	2	9
Average core deposits	$137	158	233	360	422	(13)%	(68)

Corporate Lending Loans Outstanding

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Large corporate loans	$16,519	16,150	15,424	14,643	13,604	2%	21
Capital finance	14,831	14,605	14,949	14,777	15,269	2	(3)

Total loans outstanding	$31,350	30,755	30,373	29,420	28,873	2%	9

Net interest income increased 4% on 2% loan growth in both large corporate and capital finance lending coupled with recoveries on loans previously charged-off. Net interest income declined 6% compared with 2Q05, as loan growth of 9% was more than offset by runoff in higher-spread leasing assets and spread compression.

Fee and other income declined $48 million. Results in 2Q06 included $10 million in securities gains and $2 million in gains on loans sold and held for sale, compared with prior quarter results which included $16 million in gains on securities, $10 million in gains on loans sold and held for sale, and strong leasing income. Fee and other income grew 11% vs. 2Q05, driven by an increase in leasing income and an $8 million increase in net securities gains, partially offset by a $7 million decrease in gains on loans sold and held for sale.

Noninterest expense increased 1% from 1Q06, which included $5 million related to increased employee stock compensation expense. Expenses increased 4% from 2Q05.

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Wachovia 2Q06 Quarterly Earnings Report

INVESTMENT BANKING

This sub-segment includes Equity Capital Markets, M&A, Equity-Linked Products, Fixed Income Division, Loan Syndications and Principal Investing.

Investment Banking Performance Summary

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$203	215	284	228	216	(6)%	(6)
Fee and other income	902	889	609	730	510	1	77
Intersegment revenue	(17)	(14)	(28)	(21)	(17)	(21)	—

Total revenue (Tax-equivalent)	1,088	1,090	865	937	709	—	53
Provision for credit losses	—	—	—	—	1	—	—
Noninterest expense	593	607	520	525	437	(2)	36
Income taxes (Tax-equivalent)	182	176	126	151	98	3	86

Segment earnings	$313	307	219	261	173	2%	81

Performance and other data
Economic profit	$242	241	156	195	111	—%	—
Risk adjusted return on capital (RAROC)	50.93%	54.29	39.83	46.66	32.07	—	—
Economic capital, average	$2,431	2,254	2,145	2,180	2,104	8	16
Cash overhead efficiency ratio (Tax-equivalent)	54.50%	55.75	59.98	56.14	61.55	—	—
Average loans, net	$5,160	5,035	4,833	3,764	3,701	2	39
Average core deposits	$9,232	8,958	9,153	8,828	7,634	3%	21

Net interest income declined 6% from 1Q06 and 2Q05, as lower principal investing dividends and lower income on municipal assets were partially offset by higher dividend income in equities trading and larger structured products warehouse balances.

Fee and other income increased $13 million, or 1%, driven by higher principal investing gains, structured products fees, mortgage banking income, and M&A. This growth was partially offset by lower trading account profits and equities fees, as well as the 1Q06 effects of the Wachovia WITS issuance of $43 million (eliminated in the Parent) and Archipelago/NYSE merger gain of $33 million. Net principal investing gains were $189 million vs. $103 million in 1Q06, including a $116 million unrealized gain. Advisory and underwriting revenue was down $28 million from strong 1Q06 levels, reflecting the 1Q06 WITS issuance and lower equities fees which offset growth in M&A and structured products. Loan syndications fees remained consistent with record 1Q06 results. Trading account profits of $156 million were down $52 million from record 1Q06 levels on strength in global rate products, particularly municipals, and structured products, more than offset by lower equities results vs. a strong 1Q06. Other banking income increased $22 million, driven by AmNet, while other income was down $12 million, driven by the 1Q06 NYSE gain of $33 million. Fee and other income increased $392 million, or 77%, from 2Q05 driven by higher principal investing gains, trading account profits, advisory and underwriting fees, and mortgage banking, partially offset by $38 million lower net securities gains. Investment Banking total trading revenue was $287 million, down $81 million from 1Q06 and up $77 million from 2Q05.

Noninterest expense declined 2% from 1Q06, which included $15 million higher employee stock compensation expense. Expenses rose 36% from 2Q05 on higher variable compensation and 2005 strategic hiring.

Investment Banking

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Total revenue
Fixed income global rate products	$188	179	128	125	126	5%	49
Fixed income credit products (Excluding loan portfolio)	138	195	79	113	81	(29)	70
Fixed income structured products/other	489	401	399	396	366	22	34

Total fixed income	815	775	606	634	573	5	42
Principal investing	180	124	148	161	38	45	—
Total equities/M&A/other	93	191	111	142	98	(51)	(5)

Total revenue	1,088	1,090	865	937	709	0	53

Trading-related revenue
Net interest income (Tax-equivalent)	61	56	126	107	92	9	(34)
Trading account profits (losses)	156	208	(51)	135	44	(25)	—
Other fee income	70	104	88	67	74	(33)	(5)

Total net trading-related revenue (Tax-equivalent)	287	368	163	309	210	(22)	37

Principal investing balances
Direct investments	912	843	841	790	790	8	15
Fund investments	888	758	753	770	784	17	13

Total principal investing balances	$1,800	1,601	1,594	1,560	1,574	12%	14

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Wachovia 2Q06 Quarterly Earnings Report

TREASURY AND INTERNATIONAL TRADE FINANCE

This sub-segment includes Treasury Services, International Correspondent Banking and Trade Finance.

Treasury and International Trade Finance Performance Summary

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$93	90	93	88	87	3%	7
Fee and other income	200	192	183	185	177	4	13
Intersegment revenue	(32)	(30)	(30)	(29)	(28)	7	14

Total revenue (Tax-equivalent)	261	252	246	244	236	4	11
Provision for credit losses	—	—	12	—	—	—	—
Noninterest expense	177	173	171	169	169	2	5
Income taxes (Tax-equivalent)	30	29	24	27	25	3	20

Segment earnings	$54	50	39	48	42	8%	29

Performance and other data
Economic profit	$42	38	34	38	32	11%	31
Risk adjusted return on capital (RAROC)	61.65%	53.55	46.27	58.37	52.41	—	—
Economic capital, average	$333	363	382	314	312	(8)	7
Cash overhead efficiency ratio (Tax-equivalent)	67.89%	68.67	69.73	69.09	71.71	—	—
Average loans, net	$7,265	7,106	6,311	5,600	5,241	2	39
Average core deposits	$16,779	16,206	16,508	15,582	14,403	4%	16

Net interest income increased 3% on 2% growth in international trade finance loans and 4% growth in deposits. Net interest income grew 7% from 2Q05, with loan and deposit growth of 39% and 16%, respectively, driven by the purchase of Union Bank’s international correspondent banking business (UBOC) which closed in October 2005, partially offset by narrower deposit spreads.

Fee and other income increased 4% from 1Q06, primarily related to higher international trade fees associated with the UBOC transaction and final gain recognition of $4 million on the 3Q05 sale of the embassy banking unit. Fee and other income was up 13% from 2Q05, driven by the embassy banking gain and higher payment and trade fees.

Noninterest expense increased 2% from 1Q06 and 5% from 2Q05, primarily due to higher costs related to the UBOC transaction. 1Q06 results included $5 million in increased employee stock compensation expense.

The Treasury Services business is managed in the Corporate and Investment Bank. Product revenues and earnings are also realized in other business lines within the company, including the General Bank and Wealth Management. Total treasury services product revenues for the company were $655 million in 2Q06 vs. $646 million in 1Q06 and $595 million in 2Q05.

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Wachovia 2Q06 Quarterly Earnings Report

PARENT

This sub-segment includes the central money book, investment portfolio, some consumer real estate and mortgage assets, minority interest in consolidated subsidiaries, businesses being wound down or divested including the Corporate and Institutional Trust businesses, other intangible amortization and eliminations.

Parent Performance Summary

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(Dollars in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income statement data
Net interest income (Tax-equivalent)	$19	118	157	194	223	(84)%	(91)
Fee and other income	91	(15)	(15)	129	177	—	(49)
Intersegment revenue	1	2	—	—	2	(50)	(50)

Total revenue (Tax-equivalent)	111	105	142	323	402	6	(72)
Provision for credit losses	(5)	(2)	18	2	(10)	—	(50)
Noninterest expense	239	233	313	229	206	3	16
Minority interest	89	95	103	105	85	(6)	5
Income taxes (Tax-equivalent)	(159)	(123)	(214)	(84)	(40)	29	—

Segment earnings (loss)	$(53)	(98)	(78)	71	161	(46)%	—

Performance and other data
Economic profit	$(79)	(118)	(99)	47	135	(33)%	—
Risk adjusted return on capital (RAROC)	0.17%	(6.86)	(2.24)	17.40	30.36	—	—
Economic capital, average	$2,853	2,687	2,963	2,905	2,807	6	2
Cash overhead efficiency ratio (Tax-equivalent)	124.03%	135.72	152.67	39.98	24.31	—	—
Lending commitments	$473	516	508	433	430	(8)	10
Average loans, net	22,387	23,321	11,741	11,726	10,199	(4)	—
Average core deposits	$4,541	5,288	5,767	5,566	4,674	(14)	(3)
FTE employees	24,077	24,238	24,059	24,583	24,988	(1)%	(4)

Net interest income declined $99 million from 1Q06 and $204 million from 2Q05. Results reflect the liability sensitive nature of our securities portfolio and wholesale funding operations, which serve to hedge our asset sensitive core business activities. The benefits to the Parent of wider funds transfer pricing spreads (see page 13 for description) was only partially offset by compression of spreads in the funding of investment portfolios as well as lower contributions from hedge-related derivatives. Additionally, the effect of growth in wholesale borrowings due to the addition of Westcorp was only partially offset by growth in the securities portfolio.

Fee and other income increased $106 million vs. 1Q06 and decreased $86 million vs. 2Q05. Securities gains were $13 million compared with losses of $64 million. 2Q06 included eliminations of $12 million related to underwriting and structuring provided by the Corporate and Investment Bank for company-related activities, compared with $62 million of eliminations in 1Q06. Additionally, securitization income was $18 million compared with $12 million in 1Q06, and affordable housing tax credit eliminations were down $6 million. (Affordable housing results are recorded in Corporate and Investment Bank fee and other income net of the related tax benefit; this tax benefit is eliminated for consolidated reporting purposes in Parent fee and other income.) Income from corporate investments increased $2 million.

The reduction in fee and other income from 2Q05 included $80 million in lower securities gains, and a $45 million decline in fiduciary fees from the effect of the sale of the Corporate and Institutional Trust businesses, only partially offset by $29 million lower affordable housing tax credit eliminations.

Noninterest expense increased $6 million linked quarter and $33 million vs. 2Q05, primarily due to higher professional and consulting fees and sundry expense.

Page - 28

Wachovia 2Q06 Quarterly Earnings Report

ASSET QUALITY

(See Table on Page 11)

Net charge-offs in the loan portfolio of $51 million decreased $8 million from 1Q06 and were consistent with 2Q05 levels. 2Q06 results improved largely due to strong commercial loan loss recoveries, which offset the inclusion of $41 million in net charge-offs from Westcorp (1Q06 included $5 million from Westcorp). As a percentage of average net loans, annualized net charge-offs declined 1 bp to 0.08%, consistent with 2Q05. Overall, gross charge-offs of $151 million, including a full quarter of Westcorp, represented 0.22% of average loans, and were offset by $100 million in recoveries.

Provision for credit losses totaled $59 million, including $54 million for loans and $5 million for unfunded lending commitments.

ALLOWANCE FOR CREDIT LOSSES

Allowance for Credit Losses

	2006				2005
	Second Quarter		First Quarter		Fourth Quarter
(In millions)	Amount	As a % of loans, net	Amount	As a % of loans, net	Amount	As a % of loans, net
Allowance for loan losses
Commercial	$1,834	1.19%	$1,844	1.22%	$1,859	1.26%
Consumer	1,067	0.83	1,057	0.81	730	0.65
Unallocated	120	—	135	—	135	—

Total	3,021	1.07	3,036	1.08	2,724	1.05
Reserve for unfunded lending commitments
Commercial	165	—	160	—	158	—

Allowance for credit losses	$3,186	1.13%	$3,196	1.14%	$2,882	1.11%

Memoranda
Total commercial (Including reserve for unfunded lending commitments)	$1,999	1.30%	$2,004	1.33%	$2,017	1.37%

Allowance for credit losses was $3.2 billion, down $10 million from 1Q06. The decline included reductions of $15 million in unallocated reserves associated with the impact of 2005 hurricanes reflecting an updated analysis of this exposure. As a percentage of loans, allowance for loan losses of 1.07% and allowance for credit losses of 1.13% decreased 1 bp each. The reserve for unfunded lending commitments, which includes unfunded loans and standby letters of credit, was $165 million. The allowance for loan losses to nonperforming loans ratio was 488%, up from 452% in 1Q06 and 332% in 2Q05.

Page - 29

Wachovia 2Q06 Quarterly Earnings Report

NONPERFORMING LOANS

Nonperforming Loans (a)

	2006		2005			2Q06 vs 1Q06	2Q06 vs 2Q05
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Balance, beginning of period	$672	620	784	819	910	8%	(26)

Commercial nonaccrual loan activity
Commercial nonaccrual loans, beginning of period	426	392	565	585	658	9	(35)
New nonaccrual loans and advances	188	147	117	229	195	28	(4)
Charge-offs	(35)	(34)	(64)	(52)	(35)	3	—
Transfers (to) from other real estate owned	(1)	—	(1)	(1)	(25)	—	(96)
Sales	(32)	(2)	(91)	(93)	(83)	—	(61)
Other, principally payments	(159)	(77)	(134)	(103)	(125)	—	27

Net commercial nonaccrual loan activity	(39)	34	(173)	(20)	(73)	—	(47)

Commercial nonaccrual loans, end of period	387	426	392	565	585	(9)	(34)

Consumer nonaccrual loan activity
Consumer nonaccrual loans, beginning of period	246	228	219	234	252	8	(2)
New nonaccrual loans, advances and other, net	(14)	18	(5)	(15)	(18)	—	(22)
Transfers (to) from loans held for sale	—	—	15	—	—	—	—
Sales and securitizations	—	—	(1)	—	—	—	—

Net consumer nonaccrual loan activity	(14)	18	9	(15)	(18)	—	(22)

Consumer nonaccrual loans, end of period	232	246	228	219	234	(6)	(1)

Balance, end of period	$619	672	620	784	819	(8)%	(24)

(a)	Excludes nonperforming loans included in loans held for sale, which at June 30, and March 31, 2006, and at December 31, September 30, and June 30, 2005, were $23 million, $24 million, $32 million, $59 million and $111 million, respectively.

Nonperforming loans in the loan portfolio of $619 million decreased $53 million, or 8%, from 1Q06 and decreased 24% from 2Q05. The linked quarter decrease primarily related to higher payments and recoveries as well as sales of $32 million. Total nonperforming assets of $741 million, including loans held for sale, decreased $63 million, or 8%, from 1Q06 and were down 31% from 2Q05.

New commercial nonaccrual inflows were $188 million, up $41 million from 1Q06. Commercial nonaccruals were $387 million, down 9% from 1Q06 and down 34% from 2Q05. In 2Q06, $32 million in nonperforming commercial loans were sold directly out of the loan portfolio.

Consumer nonaccruals were $232 million, down 6% from 1Q06, driven by higher quality loan originations and insurance proceeds from hurricane-affected regions. Consumer nonaccruals declined 1% versus 2Q05.

Page - 30

Wachovia 2Q06 Quarterly Earnings Report

LOANS HELD FOR SALE

Loans Held for Sale

	2006		2005
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Core business activity, beginning of period	$7,846	6,388	18,014	14,447	13,715
Balance of acquired entities at purchase date	—	—	873	—	—
Originations/purchases	13,870	13,068	13,704	15,157	10,577
Transfers to (from) loans held for sale, net	(238)	(70)	(12,060)	(562)	(583)
Lower of cost or market value adjustments	—	—	—	—	(1)
Performing loans sold or securitized	(13,357)	(11,397)	(11,444)	(8,604)	(6,999)
Other, principally payments	(381)	(143)	(2,699)	(2,424)	(2,262)

Core business activity, end of period	7,740	7,846	6,388	18,014	14,447
Portfolio management activity, end of period	10	13	17	24	84

Total loans held for sale (a)	$7,750	7,859	6,405	18,038	14,531

(a)	Nonperforming assets included in loans held for sale at June 30, and March 31, 2006, and at December 31, September 30, and June 30, 2005, were $23 million, $24 million, $32 million, $59 million, and $111 million, respectively.

Core Business Activity

In 2Q06, a net $13.9 billion of loans were originated or purchased representing core business activity. We sold or securitized a total of $13.4 billion of loans from loans held for sale, of which $5.4 billion were securitized commercial mortgage loans and $6.9 billion were wholesale mortgages including those originated by AmNet.

PORTFOLIO MANAGEMENT ACTIVITY

In 2Q06, we sold $5.1 billion of consumer loans from the loan portfolio. Of these, $2.4 billion were mortgages that were securitized and retained as securities and $1.7 billion were student loans. We sold $263 million of commercial loans from the loan portfolio.

Page - 31

Wachovia 2Q06 Quarterly Earnings Report

MERGER INTEGRATION UPDATE

MERGER-RELATED AND RESTRUCTURING EXPENSES

Merger-Related and Restructuring Expenses

(Income Statement Impact)

	2006		2005
(In millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
SouthTrust merger-related and restructuring expenses
Personnel and employee termination benefits	$—	37	5	4	7
Occupancy and equipment	—	11	21	40	7
Advertising	—	1	11	8	5
Contract cancellations and system conversions	—	7	15	20	26
Other	—	8	5	10	10

Total SouthTrust merger-related and restructuring expenses	—	64	57	82	55

Total Wachovia Securities retail brokerage transaction merger-related and restructuring expenses	—	—	—	—	35

Other merger-related and restructuring expenses	24	4	1	1	—

Net merger-related and restructuring expenses	24	68	58	83	90

Prudential Financial’s 38 percent of shared Wachovia/Prudential Financial retail brokerage merger-related and restructuring expenses (Minority interest)	—	—	—	—	(14)
Income taxes (benefits)	(9)	(22)	(21)	(32)	(28)

After-tax net merger-related and restructuring expenses	$15	46	37	51	48

In 2Q06, we recorded $24 million in net merger-related and restructuring expenses related primarily to the sale of the HomeEq Servicing platform as well as the Westcorp transaction.

GOODWILL AND OTHER INTANGIBLES

For the Westcorp transaction, we recorded preliminary fair value and exit cost purchase accounting adjustments and corresponding decreases in goodwill of $336 million ($205 million after tax). In addition, we recorded dealer relationship and deposit base intangibles totaling $405 million ($253 million after tax). Based on a purchase price of $3.8 billion and Westcorp tangible stockholders’ equity of $1.9 billion, this resulted in goodwill of $1.5 billion at June 30, 2006.

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Wachovia 2Q06 Quarterly Earnings Report

EXPLANATION OF OUR USE OF CERTAIN NON-GAAP FINANCIAL MEASURES

In addition to results presented in accordance with GAAP, this quarterly earnings report includes certain non-GAAP financial measures, including those presented on pages 2 and 3 under the captions “Earnings Reconciliation”, and “Other Financial Measures”, with the sub-headings – “Earnings excluding merger-related and restructuring expenses”– “Earnings excluding merger-related and restructuring expenses, and discontinued operations” and – “Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations”, and which are reconciled to GAAP financial measures on pages 34-37. In addition, in this quarterly earnings report certain designated net interest income amounts are presented on a tax-equivalent basis, including the calculation of the overhead efficiency ratio.

Wachovia believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry. Specifically, Wachovia believes the exclusion of merger-related and restructuring expenses and discontinued operations permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Wachovia’s management internally assesses the company’s performance. Those non-operating items are excluded from Wachovia’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. In addition, because of the significant amount of deposit base intangible amortization, Wachovia believes the exclusion of this expense provides investors with consistent and meaningful comparisons to other financial services firms. Wachovia’s management makes recommendations to its board of directors about dividend payments based on reported earnings excluding merger-related and restructuring expenses, other intangible amortization, discontinued operations and the cumulative effect of a change in accounting principle, and has communicated certain dividend payout ratio goals to investors on this basis. Management believes this payout ratio is useful to investors because it provides investors with a better understanding of and permits investors to monitor Wachovia’s dividend payout policy. Wachovia also believes the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Wachovia operates one of the largest retail brokerage businesses in our industry, and we have presented an overhead efficiency ratio excluding these brokerage services, which management believes is useful to investors in comparing the performance of our banking business with other banking companies.

Although Wachovia believes the above non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

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Wachovia 2Q06 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

	*	2006		2005
(In millions)		Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Income from continuing operations
Net income (GAAP)	A	$1,885	1,728	1,707	1,665	1,650
Discontinued operations, net of income taxes (GAAP)		—	—	214	—	—

Income from continuing operations (GAAP)		1,885	1,728	1,493	1,665	1,650
Merger-related and restructuring expenses (GAAP)		15	46	37	51	48

Earnings excluding merger-related and restructuring expenses, and discontinued operations	B	1,900	1,774	1,530	1,716	1,698
Other intangible amortization (GAAP)		64	59	57	63	69

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C	$1,964	1,833	1,587	1,779	1,767

Return on average common stockholders’ equity
Average common stockholders’ equity (GAAP)	D	$49,063	47,926	46,407	47,328	47,114
Merger-related and restructuring expenses (GAAP)		50	19	146	96	52
Discontinued operations (GAAP)		—	—	(36)	—	—

Average common stockholders’ equity, excluding merger-related and restructuring expenses, and discontinued operations	E	49,113	47,945	46,517	47,424	47,166
Average intangible assets (GAAP)	F	(24,972)	(23,689)	(23,302)	(23,195)	(23,148)

Average common stockholders’ equity, excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	G	$24,141	24,256	23,215	24,229	24,018

Return on average common stockholders’ equity
GAAP	A/D	15.41%	14.62	14.60	13.95	14.04
Excluding merger-related and restructuring expenses, and discontinued operations	B/E	15.52	15.01	13.05	14.36	14.43
Return on average tangible common stockholders’ equity
GAAP	A/D+F	31.38	28.91	29.33	27.36	27.61
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C/G	32.63%	30.64	27.11	29.14	29.50

Table continued on next page.

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Wachovia 2Q06 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

	*	2006		2005
(In millions)		Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Return on average assets
Average assets (GAAP)	H	$543,612	522,209	520,382	511,567	503,361
Average intangible assets (GAAP)		(24,972)	(23,689)	(23,302)	(23,195)	(23,148)

Average tangible assets (GAAP)	I	$518,640	498,520	497,080	488,372	480,213

Average assets (GAAP)		$543,612	522,209	520,382	511,567	503,361
Merger-related and restructuring expenses (GAAP)		50	19	146	96	52
Discontinued operations (GAAP)		—	—	(36)	—	—

Average assets, excluding merger-related and restructuring expenses, and discontinued operations	J	543,662	522,228	520,492	511,663	503,413
Average intangible assets (GAAP)		(24,972)	(23,689)	(23,302)	(23,195)	(23,148)

Average tangible assets, excluding merger- related and restructuring expenses, and discontinued operations	K	$518,690	498,539	497,190	488,468	480,265

Return on average assets
GAAP	A/H	1.39%	1.34	1.30	1.29	1.31
Excluding merger-related and restructuring expenses, and discontinued operations	B/J	1.40	1.38	1.17	1.33	1.35
Return on average tangible assets
GAAP	A/I	1.46	1.41	1.36	1.35	1.38
Excluding merger-related and restructuring expenses, other intangible amoritization and discontinued operations	C/K	1.52%	1.49	1.27	1.45	1.48

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 34 through 37 are calculated.

For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

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Wachovia 2Q06 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

	*	2006		2005
(In millions)		Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Overhead efficiency ratios
Noninterest expense (GAAP)	L	$4,261	4,239	4,183	4,004	3,788
Merger-related and restructuring expenses (GAAP)		(24)	(68)	(58)	(83)	(90)

Noninterest expense, excluding merger-related and restructuring expenses	M	4,237	4,171	4,125	3,921	3,698
Other intangible amortization (GAAP)		(98)	(92)	(93)	(101)	(107)

Noninterest expense, excluding merger-related and restructuring expenses, and other intangible amoritization	N	$4,139	4,079	4,032	3,820	3,591

Net interest income (GAAP)		$3,641	3,490	3,523	3,387	3,358
Tax-equivalent adjustment		34	49	52	53	53

Net interest income (Tax-equivalent)		3,675	3,539	3,575	3,440	3,411
Fee and other income (GAAP)		3,583	3,517	2,989	3,258	2,977

Total	O	$7,258	7,056	6,564	6,698	6,388

Retail Brokerage Services, excluding insurance
Noninterest expense (GAAP)	P	$916	942	888	871	860

Net interest income (GAAP)		$199	189	170	152	142
Tax-equivalent adjustment		1	—	—	1	—

Net interest income (Tax-equivalent)		200	189	170	153	142
Fee and other income (GAAP)		961	975	915	904	881

Total	Q	$1,161	1,164	1,085	1,057	1,023

Overhead efficiency ratios
GAAP	L/O	58.71%	60.07	63.72	59.78	59.29
Excluding merger-related and restructuring expenses	M/O	58.39	59.10	62.84	58.55	57.87
Excluding merger-related and restructuring expenses, and brokerage	M-P/O-Q	54.48	54.79	59.08	54.08	52.89
Excluding merger-related and restructuring expenses, and other intangible amoritization	N/O	57.03	57.81	61.41	57.06	56.19
Excluding merger-related and restructuring expenses, other intangible amoritization and brokerage	N-P/O-Q	52.86%	53.24	57.36	52.30	50.88

Table continued on next page.

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Wachovia 2Q06 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

	*	2006		2005
(In millions, except per share data)		Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Operating leverage
Operating leverage (GAAP)		$180	436	(312)	92	5
Merger-related and restructuring expenses (GAAP)		(45)	10	(25)	(8)	30

Operating leverage, excluding merger-related and restructuring expenses		135	446	(337)	84	35
Other intangible amortization (GAAP)		7	(2)	(6)	(7)	(8)

Operating leverage, excluding merger-related and restructuring expenses, and other intangible amoritization		$142	444	(343)	77	27

Dividend payout ratios on common shares
Dividends paid per common share	R	$0.51	0.51	0.51	0.51	0.46

Diluted earnings per common share (GAAP)	S	$1.17	1.09	1.09	1.06	1.04
Merger-related and restructuring expenses (GAAP)		0.01	0.03	0.02	0.03	0.03
Other intangible amortization (GAAP)		0.04	0.04	0.04	0.04	0.04
Discontinued operations (GAAP)		—	—	(0.14)	—	—

Diluted earnings per common share, excluding merger-related and restructuring expenses, other intangible amoritization and discontinued operations	T	$1.22	1.16	1.01	1.13	1.11

Dividend payout ratios
GAAP	R/S	43.59%	46.79	46.79	48.11	44.23
Excluding merger-related and restructuring expenses, other intangible amoritization and discontinued operations	R/T	41.80%	43.97	50.50	45.13	41.44

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 34 through 37 are calculated.

For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

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Wachovia 2Q06 Quarterly Earnings Report

CAUTIONARY STATEMENT

The foregoing materials and management’s discussion of them may contain, among other things, certain forward-looking statements with respect to Wachovia, as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Wachovia, including, without limitation, (i) statements relating to certain of Wachovia’s goals and expectations with respect to earnings, earnings per share, revenue, expenses, and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, (ii) statements relating to the benefits of the proposed merger between Wachovia and Golden West Financial Corporation (the “Golden West Merger”), (iii) statements relating to the benefits of the acquisition by Wachovia of Westcorp and WFS Financial, completed on March 1, 2006 (the “Westcorp Transaction” and together with the Golden West Merger, the “Mergers”), (iv) statements with respect to Wachovia’s plans, objectives, expectations and intentions and other statements that are not historical facts, and (v) statements preceded by, followed by or that include the words “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “targets”, “probably”, “potentially”, “projects”, “outlook” or similar expressions. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia’s control). The following factors, among others, could cause Wachovia’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements: (1) the risk that the businesses involved in the Mergers will not be integrated successfully or such integrations may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Mergers may not be fully realized or realized within the expected time frame; (3) revenues following the Mergers may be lower than expected; (4) deposit attrition, customer attrition, operating costs, and business disruption following the Mergers, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) enforcement actions by governmental agencies that are not currently anticipated; (6) the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s loan portfolio and allowance for loan losses; (7) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (8) inflation, interest rate, market and monetary fluctuations; (9) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s capital markets and capital management activities, including, without limitation, its mergers and acquisition advisory business, equity and debt underwriting activities, private equity investment activities, derivative securities activities, investment and wealth management advisory businesses, and brokerage activities; (10) adverse changes in the financial performance and/or condition of Wachovia’s borrowers which could impact the repayment of such borrowers’ outstanding loans; (11) the impact of changes in accounting principles; and (12) the impact on Wachovia’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in the reports filed by Wachovia with the Securities and Exchange Commission, including its Current Report on Form 8-K dated July 20, 2006

Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the Mergers or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral.

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Wachovia 2Q06 Quarterly Earnings Report

ADDITIONAL INFORMATION

The proposed Golden West Merger will be submitted to Wachovia’s and Golden West’s shareholders for their consideration, and, on June 1, 2006, Wachovia filed a registration statement on Form S-4 with the SEC containing a preliminary joint proxy statement/prospectus of Wachovia and Golden West and other relevant documents concerning the proposed Golden West Merger. Shareholders are urged to read the registration statement and the definitive joint proxy statement/prospectus regarding the proposed Golden West Merger when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about Wachovia and Golden West, at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at Wachovia’s website (http://www.wachovia.com) under the tab “Inside Wachovia - Investor Relations” and then under the heading “Financial Reports—SEC Filings”. Copies of the definitive joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the definitive joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to Wachovia Corporation, Investor Relations, One Wachovia Center, 301 South College Street, Charlotte, NC 28288-0206, (704)-374-6782; or to Golden West, Investor Relations Department, 1901 Harrison Street, Oakland, CA 94612, (510)-445-3420.

Wachovia and Golden West and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of Wachovia and/or Golden West in connection with the proposed Golden West Merger. Information about the directors and executive officers of Wachovia is set forth in the proxy statement for Wachovia’s 2006 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 13, 2006. Information about the directors and executive officers of Golden West is set forth in the proxy statement for Golden West’s 2006 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 10, 2006. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the definitive joint proxy statement/prospectus regarding the proposed Golden West Merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

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